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                                                                    EXHIBIT 99.2

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                            STOCK PURCHASE AGREEMENT

                                  by and among

                                NRT INCORPORATED

                                as the Purchaser,

                            SOTHEBY'S HOLDINGS, INC.

                                 as the Seller,

                                       and

                               CENDANT CORPORATION

                           as the Purchaser Guarantor

                          Dated as of February 17, 2004

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS AND TERMS.................................................................1

   Section 1.1    Definitions...................................................................1
   Section 1.2    Other Interpretive Provisions................................................12

ARTICLE II PURCHASE AND SALE...................................................................13

   Section 2.1    Purchase and Sale of Shares..................................................13
   Section 2.2    Purchase Price...............................................................13
   Section 2.3    Closing; Deliveries and Payment..............................................14
   Section 2.4    Purchase Price Adjustments...................................................15

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER.......................................17

   Section 3.1    Authority and Validity.......................................................17
   Section 3.2    Organization.................................................................18
   Section 3.3    No Conflict; Governmental Consents...........................................19
   Section 3.4    Financial Statements.........................................................20
   Section 3.5    Absence of Certain Changes or Events.........................................20
   Section 3.6    Assets.......................................................................22
   Section 3.7    Litigation and Claims; Compliance with Laws..................................24
   Section 3.8    Insurance....................................................................25
   Section 3.9    Environmental Matters........................................................26
   Section 3.10   Material Contracts...........................................................26
   Section 3.11   Intellectual Property........................................................29
   Section 3.12   Taxes........................................................................30
   Section 3.13   Employee Benefits; ERISA.....................................................32
   Section 3.14   Labor Matters................................................................34
   Section 3.15   Affiliate Transactions.......................................................35
   Section 3.16   Listings.....................................................................36
   Section 3.17   Sales Associates.............................................................36
   Section 3.18   Employees....................................................................37
   Section 3.19   Broker Affiliates............................................................37
   Section 3.20   Client Trust Funds...........................................................38
   Section 3.21   Brokers, Finders, etc........................................................38
   Section 3.22   Certain Reorganization Matters...............................................38

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.....................................39

   Section 4.1    Authority; Validity..........................................................39
   Section 4.2    Organization.................................................................39
   Section 4.3    No Conflict; Governmental Consents...........................................40
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
   Section 4.4    Financing....................................................................40
   Section 4.5    Litigation...................................................................40
   Section 4.6    Investment Representation....................................................41
   Section 4.7    Brokers, Finders, etc........................................................41

ARTICLE V COVENANTS ...........................................................................41

   Section 5.1    Reasonable Best Efforts; Further Assurances..................................41
   Section 5.2    Public Disclosure; Confidentiality...........................................42
   Section 5.3    Employee Plans...............................................................42
   Section 5.4    Change of Control Payments...................................................44
   Section 5.5    Employees....................................................................44
   Section 5.6    Insurance....................................................................45
   Section 5.7    Closing Date Transactions....................................................45
   Section 5.8    Certain Services and Benefits Provided by Affiliates.........................45
   Section 5.9    Pendings.....................................................................45
   Section 5.10   Mortgage LLC.................................................................46
   Section 5.11   Lease Matters................................................................46
   Section 5.12   Litigation...................................................................47
   Section 5.13   2004 Capital Plan............................................................48

ARTICLE VI CERTAIN TAX MATTERS.................................................................48

   Section 6.1    Preparation and Filing of Tax Returns; Payment of Taxes......................48
   Section 6.2    Section 338(h)(10) Election..................................................49
   Section 6.3    Tax Indemnification..........................................................50
   Section 6.4    Tax Refunds..................................................................52
   Section 6.5    Tax Indemnification Procedures...............................................53
   Section 6.6    Transfer and Similar Taxes...................................................55
   Section 6.7    Termination of Tax Indemnification Agreements................................55
   Section 6.8    Conflicts; Survival..........................................................55
   Section 6.9    Tax Treatment................................................................55
   Section 6.10   Assistance and Cooperation...................................................55
   Section 6.11   Limitations on Actions that Can Increase Pre-Closing Period or
                  Straddle Period Taxes........................................................56

ARTICLE VII SURVIVAL AND INDEMNIFICATION.......................................................56

   Section 7.1    Survival of Representations and Warranties...................................56
   Section 7.2    Indemnification by the Seller................................................57
   Section 7.3    Indemnification by the Purchaser.............................................58
   Section 7.4    Limitations on Indemnification...............................................59
   Section 7.5    Notice and Resolution of Claim...............................................61
   Section 7.7    Exclusive Remedy.............................................................63
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ARTICLE VIII GUARANTEE.........................................................................63

   Section 8.1    Guarantee....................................................................63
   Section 8.2    Waiver of Notices, Etc.......................................................64
   Section 8.3    Reinstatement................................................................65
   Section 8.4    Waiver of Subrogation; Subordination.........................................65
   Section 8.5    Successors and Assigns.......................................................65

ARTICLE IX MISCELLANEOUS.......................................................................65

   Section 9.1    Notices......................................................................65
   Section 9.2    Amendment; Waiver............................................................67
   Section 9.3    Assignment...................................................................67
   Section 9.4    Entire Agreement.............................................................67
   Section 9.5    Parties in Interest..........................................................67
   Section 9.6    Expenses.....................................................................67
   Section 9.7    Governing Law; Jurisdiction; Service of Process..............................68
   Section 9.8    Limitations of Remedies......................................................68
   Section 9.9    No Implied Warranties........................................................68
   Section 9.10   Specific Performance.........................................................69
   Section 9.11   Counterparts.................................................................69
   Section 9.12   Severability.................................................................69
   Section 9.13   Headings.....................................................................69

Exhibits

Exhibit A   -   License Agreement
Exhibit B   -   Form of Transition Services Agreement
Exhibit C   -   FIRPTA Certificate
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

          STOCK PURCHASE AGREEMENT, dated as of February 17, 2004 (this "Agreement"), among NRT Incorporated, a Delaware corporation (the "Purchaser"), Cendant Corporation, a Delaware corporation (the "Purchaser Guarantor"), and Sotheby's Holdings, Inc., a Michigan corporation ("Seller").

                              W I T N E S S E T H :

          WHEREAS, on the terms and conditions set forth herein, Seller desires to sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser desires to purchase from Seller, all of the issued and outstanding shares of capital stock (the "Shares") of Sotheby's International Realty, Inc., a Michigan corporation and a wholly-owned subsidiary of Seller (the "Company");

          WHEREAS, in connection with the transactions contemplated herein the Seller is willing to make certain representations and warranties and to indemnify the Purchaser and its Affiliates upon the terms and conditions set forth herein;

          WHEREAS, in connection with the transactions contemplated herein, the Purchaser is willing to make certain representations and warranties to the Seller and to indemnify the Seller and its Affiliates upon the terms and conditions set forth herein;

          WHEREAS, in connection with the transactions contemplated herein, the Purchaser Guarantor is willing to make certain representations and warranties to the Seller and to provide a guaranty to the Seller and its Affiliates upon the terms and conditions set forth herein; and

          WHEREAS, as a condition to, and in connection with, the execution and delivery of this Agreement, the parties and certain of their Affiliates are entering into the Related Agreements (as defined below).

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                              DEFINITIONS AND TERMS

     Section 1.1 Definitions. Capitalized terms used in this Agreement shall have the meanings set forth in this Agreement. In addition, as used in this Agreement, the following terms shall have the following meanings:

          "Accounting Referee" shall have the meaning given in Section 2.4.

          "Affiliate" shall mean, as to any Person, (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person or

(ii) any corporation or organization of which such Person is a general partner. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise. Notwithstanding the foregoing, for purposes of this definition, (i) the Affiliates of the Seller shall be its Subsidiaries and (ii) the Affiliates of the Company prior to the Closing shall be the Seller and its Subsidiaries.

          "Agreement" shall have the meaning given in the introduction to this Agreement.

          "Balance Sheet" shall mean the balance sheet of the Business as of the Balance Sheet Date.

          "Balance Sheet Date" shall mean December 31, 2003.

          "Broker Affiliate" shall mean a Person (other than Seller and its Subsidiaries) that is a member of the real estate brokerage services affiliation network of the Business or otherwise has rights to operate as a licensee of the Company conducting real estate brokerage business or as a franchisee of the Business.

          "Broker Affiliate Agreement" shall mean any agreement between the Company or any of its Affiliates, on the one hand, and one or more Broker Affiliates, on the other hand.

          "Business" shall mean the real estate brokerage business as currently conducted by Seller and its Affiliates (other than Mortgage LLC), other than in connection with the business of Mortgage LLC, in the Territory and the businesses ancillary or related thereto, including relocation, referral, title search, title insurance, appraisal, closing and escrow services, mortgage origination, mortgage brokerage and mortgage banking, homeownership tools and services, personal lines insurance, home warranty, real estate marketing, property management, concierge services, other settlement services and products, and services ancillary or related to any of the foregoing, in any such case solely to the extent conducted in the Territory, whether through brokerage offices owned or operated by Seller or one of its Affiliates or pursuant to one or more Broker Affiliate Agreements, but excluding in each case the Excluded Assets.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

          "Capital Plan" shall mean the 2004 Capital Plan of the Company provided to the Purchaser on or prior to the date hereof.

          "Cleanup" shall mean all actions required under Environmental Laws to:
(i) clean up, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (ii) prevent the Release of Hazardous Materials that could result in a liability to the Company or a violation of Environmental Laws by the Company; or (iii) respond to any government requests


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for information or documents in any way relating to clean-up, removal, treatment or remediation or potential clean-up, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

          "Client Trust Funds" shall mean all binder deposit accounts and other client trust funds relating to Pendings.

          "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

          "Closing Date" shall mean the date of the Closing.

          "Closing Date Balance Sheet" shall have the meaning given in Section 2.4.

          "Closing Date Indebtedness" shall have the meaning given in Section
2.4.

          "Closing Date Purchase Price" shall have the meaning given in Section 2.2.

          "Closing Date Share Purchase Price" shall have the meaning given in
Section 2.2.

          "Closing Date Working Capital" shall have the meaning given in Section 2.4.

          "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Company" shall have the meaning given in the recitals.

          "Company Plans" shall have the meaning given in Section 3.13.

          "Computer Programs" shall mean (i) any and all computer software programs, including all source and object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, and (iii) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and any and all documentation, including user manuals and training materials, relating to any of the foregoing, provided that Computer Programs shall not include any mass marketed or off-the-shelf (i) computer software programs, (ii) "shrink wrap" licenses or (iii) third party databases and compilations.

          "Continuation Period" shall have the meaning given in Section 5.5.

          "Current Assets" shall mean, without duplication, the sum of the
Company's: (i) unrestricted cash and cash equivalents, (ii) trade and other accounts receivable, (iii) commissions receivable on closed (settled) transactions (it being understoond that Current


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Assets shall not include any amounts payable to Seller with respect to Pendings in accordance with Section 5.9), (iv) notes receivable (to the extent a current asset), (v) prepaid expenses (to the extent a current asset), and (vi) other current assets (but excluding any restricted cash); in each case as of the close of business on the Closing Date, accounted for in accordance with GAAP on a basis consistent with prior periods.

          "Current Liabilities" shall mean, without duplication, the sum of the
Company's: (i) trade accounts payable, (ii) accrued and unpaid salaries, bonuses and vacation pay, (iii) commissions payable on closed (settled) transactions,
(iv) obligations under the current portion of all capitalized leases, and (v) other current liabilities, in each case as of the close of business on the Closing Date, accounted for in accordance with GAAP on a basis consistent with prior periods; provided that Current Liabilities shall be adjusted to the extent necessary to exclude: (A) any reserves reflected on the Closing Date Balance Sheet for any litigation, legal action, arbitration, proceeding, demand, claim or known investigation for which Seller has the obligation to indemnify the Purchaser Indemnified Parties pursuant to Section 7.2(iii), (iv) or (v), (B) any obligations relating to cash advances owed by the Company to the Seller or any of its Affiliates to the extent that such cash advances shall have been deemed terminated in full as of the Closing (it being agreed that all such cash advances to the extent owing immediately prior to the Closing shall be deemed terminated in full as of the Closing without any such further obligations relating thereto) and (C) any obligations to be satisfied with restricted cash or cash equivalents of the Company (it being understood that such obligations shall only be excluded to the extent of such applicable restricted cash on a dollar-for-dollar basis). Any liability that would be classified as a Current Liability for purposes of this definition but which is also classified as "Indebtedness" under the definition thereof in this Section 1.1 shall be treated as a Current Liability and shall not be treated as Indebtedness for purposes of the calculations in this Agreement.

          "Damages" shall have the meaning given in Section 7.2.

          "Disclosure Schedules" shall mean the disclosure schedules attached to this Agreement.

          "dollars" shall have the meaning given in Section 1.2.

          "Election" shall have the meaning given in Section 6.2.

          "Election Period" shall have the meaning given in Section 7.5.

          "Employees" shall have the meaning given in Section 5.5.

          "Environmental Claim" shall mean any written claim, action, cause of action, investigation or written notice by any Person alleging potential liability (including potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from either (a) the presence, or Release, of any Hazardous Materials at any location owned, leased or operated by the Company, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws" shall mean all Laws relating to pollution, protection of human health as it relates to Hazardous Materials or the environment, including Laws relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, and all Laws with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

          "Environmental Permits" shall mean all permits, approvals, licenses, certificates, exemptions and any other authorizations under any Environmental Law.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall have the meaning given in Section 3.13.

          "Estimated Indebtedness" shall have the meaning given in Section 2.2.

          "Estimated Working Capital" shall have the meaning given in Section
2.2.

          "Excluded Assets" shall mean (i) the Excluded Intellectual Property and (ii) the Support Assets.

          "Excluded Business" shall mean any business conducted by Seller or its Affiliates (including for the period prior to Closing, the Company) other than the Business.

          "Excluded Companies" shall mean Sotheby's International Realty of Colorado, Inc., a Michigan corporation, and Sotheby's France.

          "Excluded Intellectual Property" shall mean the intellectual property licensed under the License Agreement, all registrations and applications therefor, all goodwill related thereto and all other rights of Seller and its Affiliates related thereto.

          "Financial Statements" shall have the meaning given in Section 3.4.

          "FIRPTA Certificate" shall have the meaning given in Section 2.3.

          "GAAP" shall mean United States generally accepted accounting principles and practices as currently in effect. For avoidance of doubt, the parties acknowledge that GAAP requires real estate brokerage transactions to be accounted for on a closed (settled) basis.

          "Governmental Authority" shall mean any national, federal, state, local or foreign judicial, legislative, executive, regulatory or administrative authority, self-regulatory organization or arbitrator having legally binding authority.


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          "Guarantee" shall have the meaning given in Section 8.1.

          "Hazardous Materials" shall mean all pollutants, contaminants, toxic or other hazardous substances, wastes, petroleum and petroleum products, asbestos or asbestos-containing materials or products, polychlorinated biphenyls, radon or lead or lead-based paints or materials.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Improvements" shall mean all improvements and fixtures located on or attached to any Real Property (but in any event excluding any personal property).

          "Indebtedness" of any Person at any date shall include, without duplication, (a) all indebtedness (including interest payments or prepayments required prior to satisfaction) of such Person for borrowed money or for deferred purchase price of property or services (other than current liabilities for trade payables incurred and payable in the ordinary course of business consistent with past practice), including earn-out or similar contingent purchase amounts, other than any earn-out or similar contingent purchase amounts payable pursuant to the Jackson Hole Agreement (but, for the avoidance of doubt, the amounts owed in respect of obligations under the Pines-Aspen Sublease are not considered to be earn-out or similar contingent purchase amounts and are included in Indebtedness), (b) any other indebtedness of such Person which is evidenced by a note, mortgage, bond, debenture or similar instrument, (c) all obligations of such Person under capitalized leases (other than the current portion thereof to the extent reflected in Current Liabilities), (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all obligations of such Person to make payments pursuant to sale-leaseback transactions, (f) all loans from officers of such Person (excluding advances made for reimbursable expenses of such officers), (g) all inter-company balances owed by such Person to any of its Affiliates, (h) all amounts payable under severance, change of control bonus and similar arrangements upon or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (but not as a result of any termination (including constructive termination) or other action taken thereafter to the extent that the amount payable upon such termination or other action taken thereafter is not, as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, greater than the amount payable if termination were to occur in the absence of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby), (i) all Indebtedness of others of the types referred to in clauses (a) through (h) above which is guaranteed by such Person, and (j) all liabilities secured by any Lien other than any Permitted Lien, provided, however, that Indebtedness shall not include any liabilities related to Taxes and accounts payable incurred in the ordinary course of business and reflected in the Closing Date Working Capital.

          "Indemnified Benefits Liabilities" shall have the meaning given in
Section 5.3.

          "Indemnified Party" shall have the meaning given in Section 7.5.


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

          "Indemnifying Party" shall have the meaning given in Section 7.5.

          "Indemnity Payments" shall have the meaning given in Section 7.6.

          "IRS" shall mean the Internal Revenue Service of the United States.

          "Jackson Hole Agreement" shall mean the Asset Purchase Agreement, dated as of October 14, 2003, among the Company, Real Estate Services, Ltd., and certain other parties listed therein.

          "Laws" shall mean any federal, state, foreign or local law, common law, statute, ordinance, rule, regulation, order, judgment, administrative order, decree, administrative or judicial decision and any other executive, legislative, regulatory or administrative proclamation in each case having binding legal effect.

          "Leases" shall have the meaning given in Section 3.6.

          "Lease Security" shall have the meaning given in Section 5.11.

          "License Agreement" shall mean the Trademark License Agreement among Seller, Licensor, Licensee and Parent Guarantor executed concurrently with the execution of this Agreement, a copy of which is attached to this Agreement as Exhibit A.

          "Licensee" shall mean Monticello Licensee Corporation.

          "Licensor" shall mean SPTC, Inc., a Nevada corporation and an indirect wholly owned subsidiary of Seller or any other Person designated as "Licensor" pursuant to the License Agreement.

          "Liens" shall mean any lien, pledge, mortgage, security interest, option, right of first refusal or any similar encumbrance, or, with respect to the Shares any restriction on transfer.

          "Listings" shall have the meaning given in Section 3.16.

          "Litigation" shall mean any litigation, legal action, arbitration, proceeding, demand, claim or known investigation, brought by or against the Company or any of its Affiliates (with respect to the Business) (or any of their respective employees or sales associates if and to the extent that such Persons are entitled to indemnity, reimbursement or contribution therefor from the Company, Seller or their Affiliates or covered therefor under the insurance policies applicable to the Company) by or before any Governmental Authority in each case with respect to any claim if and solely to the extent arising out of or resulting from events, circumstances, actions or failures to act occurring or existing prior to the Closing.

          "Material Contracts" shall have the meaning given in Section 3.10.


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

          "Mortgage LLC" shall mean Sotheby's Lehman Mortgage Services LLC, a Delaware limited liability company.

          "Mortgage LLC Partner" shall mean Lehman Brothers Bank, FSB.

          "Mortgage LLC Contracts" shall mean the agreements listed on Schedule 1.1(a) as currently in effect.

          "Mortgage LLC Operating Agreement" shall mean the Limited Liability Company Operating Agreement of Sotheby's Lehman Mortgage Services, LLC, dated May 17, 2000, by and between the Company and Mortgage LLC Partner, as amended.

          "Obligations" shall have the meaning given in Section 8.1.

          "Organizational Documents" shall mean, as to any Person, the certificate of incorporation and bylaws or memorandum and articles of association or other organizational documents of such Person.

          "Option" shall have the meaning given to in the License Agreement.

          "Pendings" shall have the meaning given in Section 5.9.

          "Permits" shall mean as to any Person, all licenses, permits, franchises, orders, approvals, concessions, registrations, authorizations and qualifications under any federal, state, local or foreign laws with any and all Governmental Authorities or with any and all industry or other nongovernmental self-regulatory organizations that are issued to such Person, including Environmental Permits.

          "Permitted Liens" shall mean any (i) Liens disclosed on Schedule 1.1(b), (ii) Liens for Taxes that are not yet due and payable, (iii) Liens for Taxes that are due and payable but that are being contested in good faith through appropriate proceedings and with respect to which adequate reserves have been established on the Balance Sheet in accordance with GAAP, (iv) requirements and restrictions of zoning, building and other laws, rules and regulations, (v) licenses, easements, encumbrances, encroachments and other imperfections of title and Liens which do not impair in any material respect the continued operation of the Business in the manner currently conducted by the Seller, (vi) in the case of leased property, all Liens and other matters, whether or not of record, affecting the title of the lessor (and any underlying lessor) of the leased property, (vii) statutory landlord's liens and Liens granted to landlords under any Leases, (viii) Liens arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, and (ix) statutory carriers', warehousemen's, materialmen's and mechanics' Liens that, in the aggregate, could not reasonably be expected to be material.

          "Person" shall mean an individual, a corporation, a partnership, limited liability company, an association, a trust or other entity or organization.

          "Pines-Aspen Sublease" shall mean the Pines-Aspen Sublease, Sublicense and Option Agreement, dated as of October 28, 2003, between Real Estate Services, Inc., RnR LLC and the Company.

          "Plans" shall have the meaning given in Section 3.13.

          "Post-Closing Periods" shall have the meaning given in Section 6.3.

          "Pre-Closing Periods" shall have the meaning given in Section 6.3.

          "Pre-Closing Period Tax Returns" shall have the meaning given in
Section 6.1.

          "Purchaser" shall have the meaning given in the introduction to this Agreement.

          "Purchaser Business" shall mean the real estate brokerage and the real estate brokerage franchise businesses of the Purchaser and its Affiliates.

          "Purchaser Deductible Amount" shall have the meaning given in Section 7.4.

          "Purchaser Guarantor" shall have the meaning given in the introduction to this Agreement.

          "Purchase Price" shall have the meaning given in Section 2.2.

          "Purchaser Indemnified Parties" shall have the meaning given in
Section 7.2.

          "Purchaser Material Adverse Effect" shall mean a material adverse effect on (i) the sales, assets, properties, operations, business, results of operations or financial condition of the Purchaser Business taken as a whole or
(ii) the ability of the Purchaser to consummate the transactions contemplated by this Agreement or to perform its obligations under this Agreement.

          "Purchaser Plans" shall have the meaning given in Section 5.3.

          "Real Property" shall have the meaning given in Section 3.6.

          "Recoveries" shall mean as to any Person, any indemnity, contribution or other similar payments (but in any case excluding insurance payments) actually recovered by such Person from a third party that is not an Affiliate of such Person, with respect to Damages and with respect to amounts payable pursuant to Section 6.3.

          "Related Agreements" shall mean the License Agreement and the Transition Services Agreement.

          "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration in each case into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata), or onto, into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

          "Reorganization" shall have the meaning given in Section 3.22.

          "Sales Associates" shall have the meaning given in Section 3.17.

          "Seller" shall have the meaning given in the introduction to this Agreement.

          "Seller Cap Amount" shall have the meaning given in Section 7.4.

          "Seller Deductible Amount" shall have the meaning given in Section
7.4.

          "Seller Indemnified Parties" shall have the meaning given in Section 7.3.

          "Seller Material Adverse Effect" shall mean a material adverse effect on (i) the sales, assets, properties, operations, business, results of operations or financial condition of the Company taken as a whole or (ii) the ability of the Seller to consummate the transactions contemplated by this Agreement or perform its obligations under this Agreement; provided, however, that, only with respect to the Seller's representations and warranties included in Section 3.5(a), (A) changes resulting from the transactions contemplated by this Agreement and the Related Agreements or the announcement or making public thereof (whether by the parties hereto or otherwise), (B) changes that affect the real estate brokerage industry generally and (C) changes in general economic conditions, shall not be considered in determining whether there has been a Seller Material Adverse Effect; provided further that any such changes described in clauses (B) or (C) do not have a disproportionate impact on the Company.

          "Share Purchase Price" shall have the meaning given in Section 2.2.

          "Shares" shall have the meaning given in the recitals.

          "Sotheby's France" shall mean Sotheby's International Realty, SA, a French corporation.

          "Straddle Periods" shall have the meaning given in Section 6.3.

          "Straddle Period Tax Returns" shall have the meaning given in Section 6.1.

          "Sublease" means each lease, sublease or other right of occupancy affecting or relating to a property in which the Company is the landlord, sublandlord or licensor, either pursuant to the terms of a lease agreement, sublease or other occupancy agreement or as successor to any prior landlord, sublandlord or licensor.

          "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which such Person or any other subsidiary of such Person beneficially owns a majority of the total combined voting or equity interests.

          "Support Assets" shall mean all assets and rights of any nature of the Seller and its Affiliates (other than the Company), used or held for use in connection with the provision of (i) Support Services to the Company (including the right to receive such services) and (ii) the Services (as defined in the Transition Services Agreement) to the Purchaser and its Affiliates following the Closing.

          "Support Services" shall mean administrative and corporate services and benefits of a type generally provided internally by Seller and its Affiliates (other than the Company) generally to all of their businesses, including operations and information technology support; computer and information processing services; finance, accounting and payroll and back office services; financial systems; treasury services (including banking, insurance, administration, taxation and internal audit); procurement services; risk management; corporate communications; general administrative services; executive and management services; legal services; human resources services; publication services; and travel services.

          "Tax Claim" shall have the meaning given in Section 6.5.

          "Tax Indemnification Agreement" shall have the meaning given in
Section 3.12.

          "Tax Indemnity Payments" shall have the meaning given in Section 6.3.

          "Tax Law" shall mean any Law relating to Taxes.

          "Tax Return" shall mean any return, report, declaration, information return or other document (including any related or supporting information) required to be filed with any Governmental Authority with respect to Taxes, including any amendments thereof.

          "Taxes" shall mean (i) any and all taxes and other governmental charges of the same or of a similar nature (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties (or other governmental charges of the same or of a similar nature), additions to tax or additional amounts with respect thereto, imposed by the United States (federal, state or local) or other applicable jurisdiction; and (ii) any liability for the payment of any amounts described in clause (i) as a result of the Company having been a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability.

          "Territory" shall mean each of the following countries: (i) Canada,
(ii) Barbados, (iii) Israel, (iv) Mexico, (v) Nassau, the Bahamas, (vi) St. Barthelemy, (vii) St. Martin, (viii) Turks & Caicos and (ix) the United States of America (including the U.S. Virgin Islands).

          "Transfer Taxes" shall have the meaning given in Section 6.6.

          "Transferred Intellectual Property" shall mean all of the following used solely in the Business as currently conducted: patents, patent applications, rights in inventions, invention disclosures, trade secrets, know-how (including customer lists, customer information and personal data), trademarks, service marks, logos, designs, trade dress, slogans, trade names, domain names, and copyrights (including all registrations and pending applications, or rights to apply for registration, of any of the foregoing), Computer Programs, and any licenses or user rights related to the foregoing, and all other intellectual property rights of a similar or corresponding character; provided, however, that Transferred Intellectual Property excludes the Excluded Intellectual Property.

          "Transition Services Agreement" shall mean the Transition Services Agreement between the Seller and the Purchaser, in the form attached hereto as Exhibit B.

          "Treasury Regulations" shall mean the United States Tax regulations, including Temporary regulations, promulgated under the Code, as the same may be amended hereafter from time to time (including corresponding provisions of succeeding United States Tax regulations).

          "Working Capital" shall mean (A) Current Assets excluding any (i) prepaid, deferred or other items in each case to the extent related to Taxes and
(ii) intercompany balances between the Company, on the one hand, and the Seller or any of its Affiliates, on the other hand, minus (B) Current Liabilities excluding any (i) accrued, deferred or other items, in each case to the extent related to Taxes, (ii) intercompany balances (including accrued interest) between the Company, on the one hand, and the Seller or any of its Affiliates, on the other hand and (iii) any liabilities or accruals for bonuses to be paid to Employees for the year 2004.

     Section 1.2 Other Interpretive Provisions.

          (a) The words "hereof," "herein," "hereto," "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa except for any reference to the Company which shall only be interpreted in accordance with its respective definitions in
Section 1.1.

          (c) The terms "dollars" and "$" shall mean United States dollars.

          (d) The word "including" shall mean including without limitation and the words "include" and "includes" shall have corresponding meanings. The words "or" and "any" are not exclusive.

          (e) The term "agreement" shall mean any agreement whether written or oral.

          (f) A reference to a law includes any amendment thereto, and any modification or re-enactment thereof, any legislative provision substituted therefor and any rules, regulations and statutory instruments issued thereunder or pursuant thereto.

          (g) When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.

          (h) The word "knowledge" shall mean (i) in the case of the Seller, what William F. Ruprecht, William S. Sheridan, Donaldson C. Pillsbury, Stuart N. Siegel, Clifford B. Siegel, David Mazzucco, Candace Chan and Obed Solis actually knew or, in the course of performing his or her duties in a reasonable and prudent manner, should have known, and (ii) in the case of the Purchaser, what any executive officer of the Purchaser actually knew or, in the course of performing his duties in a reasonable and prudent manner, should have known; provided that in the case of clause (i) or (ii) none of the individuals listed above shall be required to make any special review, inquiry or investigation in connection with the execution, delivery and performance of this Agreement.

          (i) In the event that the final day of any time period provided herein based on calendar days does not fall on a Business Day, such time period shall be extended such that the final day of such period shall fall on the next Business Day thereafter.

                                   ARTICLE II
                                PURCHASE AND SALE

     Section 2.1 Purchase and Sale of Shares. Upon the terms set forth in this Agreement, at the Closing, Seller shall sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase from Seller, all of the Shares, free and clear of all Liens.

     Section 2.2 Purchase Price.

          (a) In consideration of the sale and transfer of the Shares and the execution and delivery of the Related Agreements upon the terms of this Agreement, at the Closing, the Purchaser shall pay to the Seller $98,862,509.80 (the "Closing Date Purchase Price"), of which amount (i) $53,712,509.80 is the purchase price for the Shares (the "Closing Date Share Purchase Price"), subject to adjustment pursuant to Section 2.4, (as so adjusted, the "Share Purchase Price"), (ii) $45,000,000 is in consideration of the licenses and rights granted to Licensee pursuant to Article II of the License Agreement (without giving effect to the Option (as defined in the License Agreement)) (the "License Purchase Price") and (iii) $150,000 is in consideration of the grant to Licensee of the Option (together with the Share Purchase Price and the License Purchase Price, the "Purchase Price").

          (b) Seller has delivered to the Purchaser a good faith estimated calculation of the Working Capital as of the Closing Date (the "Estimated Working Capital"), which has been certified by the Chief Financial Officer of Seller in his official capacity and the Chief Financial Officer of the Company in his official capacity. The Estimated Working Capital is equal to zero.

          (c) Seller has delivered to the Purchaser a good faith estimated calculation of any aggregate Indebtedness of the Company as of the Closing Date (the "Estimated Indebtedness"), which has been certified by the Chief Financial Officer of the Seller in his official capacity and the Chief Financial Officer of the Company in his official capacity. The Closing Date Share Purchase Price reflects a decrease of $1,807,490.20, the amount of such Estimated Indebtedness.

     Section 2.3 Closing; Deliveries and Payment.

          (a) Upon the terms set forth in this Agreement, the Closing shall take place at the offices of Covington & Burling, 1330 Avenue of the Americas, New York, New York, concurrently with the execution and delivery of this Agreement and shall be effective as of the close of business on the Closing Date.

          (b) The Seller is delivering, or causing to be delivered, to the Purchaser at the Closing:

               (i) certificates representing all of the Shares duly endorsed or accompanied by stock powers duly executed in blank and otherwise in a form satisfactory to the Purchaser for transfer on the books of the Company (with any requisite transfer tax stamps attached by the Seller);

               (ii) a good standing certificate for the Company issued by the applicable Secretary of State dated within ten (10) Business Days prior to the Closing Date;

               (iii) the corporate minute books of the Company;

               (iv) duly executed resignations of each of the directors of the Company;

               (v) a duly executed certificate ("FIRPTA Certificate") from the Seller that complies with the requirements of Section 1445 of the Code and the Treasury Regulations promulgated thereunder in the form of Exhibit C. Notwithstanding anything to the contrary contained herein, if the Seller fails to deliver a FIRPTA Certificate and the Purchaser elects to proceed with the Closing, the Purchaser shall be entitled to withhold the amount required to be withheld pursuant to Section 1445 of the Code from the Share Purchase Price;

               (vi) the License Agreement, duly executed by the Licensor and the Seller;

               (vii) written evidence of the termination and release of any and all guarantees by the Company of the Seller's or its Affiliates' obligations under any Indebtedness of the Seller or its Affiliates and the release of any related Liens affecting the Company or the Shares;

               (viii) written evidence of the delivery of a notice of termination of the Mortgage LLC Operating Agreement in accordance with its terms; and

               (ix) a duly executed Internal Revenue Service Form 8023 with respect to the Company.

          (c) The Purchaser is delivering, or causing to be delivered, to the Seller at the Closing:

               (i) the Closing Date Purchase Price in immediately available funds by wire transfer to the account or accounts designated on Schedule 2.2(a); and

               (ii) the License Agreement, duly executed by the Licensee and the Parent Guarantor.

     Section 2.4 Purchase Price Adjustments.

          (a) Working Capital and Indebtedness Adjustments.

               (i) As soon as reasonably practicable, and in any event, within one hundred twenty (120) days following the Closing Date, the Purchaser shall deliver to the Seller a consolidated balance sheet of the Business as of the close of business on the Closing Date (the "Closing Date Balance Sheet"), which shall set forth a calculation of the Working Capital of the Company (including the components thereof in reasonable detail) (the "Closing Date Working Capital") and any Indebtedness of the Company (including the components thereof in reasonable detail), as of the close of business on the Closing Date (the "Closing Date Indebtedness"). If the Purchaser does not deliver the Closing Date Balance Sheet prior to the expiration of 120 days after the Closing Date and the Seller does not, within 120 days following the Closing Date, provide the Purchaser with written notice that it believes that the Estimated Working Capital or the Estimated Indebtedness did not reflect the Closing Date Working Capital or the Closing Date Indebtedness, respectively, then the Estimated Working Capital and the Estimated Indebtedness, as applicable, shall constitute the Closing Date Working Capital and/or the Closing Date Indebtedness, as applicable, and shall be final and binding on the parties. The Closing Date Balance Sheet, the Closing Date Working Capital and the Closing Date Indebtedness shall be prepared in good faith in accordance with GAAP on a basis consistent with prior periods based on the books and records of the Company and shall be certified by the Chief Financial Officer of the Purchaser in his official capacity.

               (ii) Until the Closing Date Working Capital and Closing Date Indebtedness have become final in accordance with Section 2.4(a), the Purchaser shall

(i) provide the Seller and its authorized representatives with access to its and the Company's working papers, (ii) use commercially reasonable efforts to have their accountants to provide access to their working papers (subject to the expectation by the Seller of a customary indemnification agreement with such accountants), and (iii) provide reasonable access to the books and records, assets and liabilities and senior financial staff of the Company (and otherwise will cooperate with the Seller and its authorized representatives), to the extent relevant to the determination of the Closing Date Working Capital and Closing Date Indebtedness.

               (iii) If the Seller in good faith disagrees with the Purchaser's calculation of the Closing Date Working Capital or Closing Date Indebtedness as set forth on the Closing Date Balance Sheet, the Seller may within sixty (60) days after receipt thereof deliver a written notice to the Purchaser disagreeing with such calculation. Any such notice of disagreement shall specify in reasonable detail those items or amounts comprising the Closing Date Working Capital or the Closing Date Indebtedness as to which the Seller disagrees and the basis of such disagreement to the extent known by the Seller. If no such notice of disagreement is timely delivered, the Closing Date Working Capital and the Closing Date Indebtedness shall be final and binding on the parties.

               (iv) If (A) a notice of disagreement shall be timely delivered pursuant to Section 2.4(a)(iii), or (B) the Purchaser does not timely deliver the Closing Date Balance Sheet, and pursuant to Section 2.4(a)(i), the Seller timely delivers written notice that they believe the Estimated Working Capital or the Estimated Indebtedness should be changed, the Seller and the Purchaser shall, during the thirty (30) days (or such longer period as they may mutually agree) following such delivery, use their commercially reasonable efforts to reach agreement on the disputed items or amounts. If such an agreement is reached, the Closing Date Working Capital or the Closing Date Indebtedness as so agreed shall be final and binding on the parties. If, at the end of such period, the parties are unable to reach such an agreement, the New York City office of a nationally recognized accounting firm not then acting as the principal outside accountant for the Company, the Seller or the Purchaser and as mutually agreed by the Purchaser and the Seller (the "Accounting Referee"), shall be retained by the parties to review promptly this Agreement and the disputed items or amounts. If the parties are unable to agree mutually upon an Accounting Referee then each party shall select a nationally recognized accounting firm. Such two (2) nationally recognized accounting firms shall then in turn mutually select a separate nationally recognized accounting firm not then acting as the principal outside accountant for the Company, the Seller or the Purchaser who shall then be designated as the "Accounting Referee." In connection therewith, the Accounting Referee shall consider only those items or amounts in the Closing Date Working Capital or the Closing Date Indebtedness as to which the Seller has disagreed. The parties shall use commercially reasonable efforts to cause the Accounting Referee to deliver to the Seller and the Purchaser, as promptly as practicable, but in any event within thirty (30) days of being referred the matter, a report setting forth its adjustments, if any, to the Closing Date Balance Sheet or the Closing Date Indebtedness (including any adjustments to non-disputed items necessary as a result of changes to disputed items) and the calculations supporting such adjustments. Such report shall be final and binding upon the parties and the Closing Date Working Capital or the Closing Date Indebtedness, as adjusted pursuant to such report, shall be final and binding on the parties. The cost of the Accounting Referee's review and report shall be borne equally by the Purchaser and the Seller.

               (v) If the Estimated Working Capital is negative and exceeds the final Closing Date Working Capital, then the Seller shall pay or cause to be paid to the Purchaser, as an adjustment to the Share Purchase Price, with interest as provided in Section 2.4(b), the amount of such excess. If the Estimated Working Capital is positive and exceeds the final Closing Date Working Capital, then the Purchaser shall pay or cause to be paid to the Seller, as an adjustment to the Share Purchase Price, with interest as provided in Section 2.4(b), the amount of such excess. If the final Closing Date Working Capital exceeds the Estimated Working Capital, then the Purchaser shall pay to the Seller, as an adjustment to the Share Purchase Price, with interest as provided in Section 2.4(b), an amount equal to the amount of such excess.

               (vi) If the Estimated Indebtedness reflected on the Closing Date Balance Sheet exceeds the final Closing Date Indebtedness, then the Purchaser shall pay to the Seller, as an adjustment to the Share Purchase Price, with interest as provided in Section 2.4(b), the amount of such excess. If the final Closing Date Indebtedness reflected on the Closing Date Balance Sheet exceeds the Estimated Indebtedness, then the Seller shall pay to the Purchaser, as an adjustment to the Share Purchase Price, with interest as provided in Section 2.4(b), the amount of such excess.

               (vii) If a party to this Agreement is both required to make a payment and entitled to receive a payment pursuant to Sections 2.4(a)(v) and 2.4(a)(vi), then such party shall have the right, upon written notice to the other party, to offset its obligation to make such payment by the amount of the payment that it is entitled to receive from the party pursuant to such Sections.

          (b) Payments and Interest. Any payments pursuant to this Section 2.4 shall be made by wire transfer of immediately available funds to accounts at United States banks designated in writing by the Purchaser or Seller, as the case may be. Any amount due pursuant to this Section 2.4 shall bear interest for the period from and including the Closing Date to but excluding the payment date at the rate of three percent (3%) per annum.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

          The Seller hereby represents and warrants to the Purchaser as follows:

     Section 3.1 Authority and Validity. The Seller is a company validly existing and in good standing under the laws of the state of its incorporation. The Seller has the corporate power and authority to execute and deliver this Agreement and the Transition Services Agreement and to consummate the transactions contemplated hereunder and thereunder. The execution, delivery and performance of this Agreement and the Transition Services Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereunder and thereunder, have been duly and validly authorized by the Seller and no other corporate proceedings on the part of the Seller or the Company are necessary to authorize this Agreement and the Transition Services Agreement or the consummation of the transactions contemplated hereunder or thereunder. Each of this Agreement and the Transition Services Agreement have been duly executed and delivered by the Seller and, assuming due execution and delivery thereof by the Purchaser, constitutes a valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 3.2 Organization.

          (a) Schedule 3.2(a) sets forth the capitalization (authorized and outstanding capital stock), including the record and beneficial owner thereof, of the Company. All of the Shares have been duly authorized, were validly issued and are fully paid and non-assessable and are directly owned legally and beneficially by the Seller, in each case free and clear of all Liens.

          (b) The Company has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on the Business as it is now being conducted and, to the extent legally applicable, is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified and in good standing, individually or in the aggregate, could not reasonably be expected to be material.

          (c) Complete and correct copies of the Organizational Documents of the Company, as in effect on the date hereof, have been delivered or made available to the Purchaser.

          (d) Upon giving effect to the Reorganization, the Company will have no direct or indirect Subsidiaries and the Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other Person. Other than this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any kind to which the Company or any of its Affiliates are parties or by which any of them is bound or to which they are subject, relating to the sale, issuance or voting of, or the granting of rights to acquire, any shares of the capital stock of any class or series of, or other equity interest in, the Company or any securities convertible or exchangeable into or evidencing the right to purchase any shares of capital stock of any class or series of, or other equity interest in, the Company or obligating the Company or any of its Affiliates to enter into any such option, warrant, call, right, commitment or agreement.

          (e) The Excluded Companies have not actively conducted, or contributed in any way to the operation of the Business, or owned or held for use any assets relating to the Business, except that Sotheby's France is currently a franchisor of a real estate brokerage business outside of the Territory.

          (f) Of Seller and its Affiliates, only the Company is engaged in the Business, other than Seller and its Affiliates to the extent such Person provides Support Services, licenses the Excluded Intellectual Property to the Company or holds any interest in the Excluded Assets.

          (g) The Listing Exchange, LLC, a New York limited liability company, has been dissolved in accordance with applicable Law and the Company does not have, nor shall it have, any liabilities or obligations with respect to the Listing Exchange, LLC, its business or the termination thereof.

          (h) To the knowledge of Seller, the Company does not maintain nor does it have in its possession any stock transfer records and no other Person is in possession of any such stock transfer records of the Company.

     Section 3.3 No Conflict; Governmental Consents.

          (a) Except as set forth on Schedule 3.3(a), neither the execution, delivery or performance by the Seller of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of any Organizational Document of the Seller or the Company, (ii) require any consent, approval or notice under, violate, or result in the violation or breach of any provisions of, constitute a default (or an event which, with notice or lapse of time or both, could reasonably be expected to constitute a default) under, result in the termination of, accelerate the performance required by or result in a right of termination or acceleration, or result in the loss of a benefit under any Permit (the loss of which due to the sale of the Shares cannot be cured by a routine re-filing for such Permit with the applicable Governmental Authority without any material cost) or Material Contract to which the Company or the Business is a party or by which any of the Company's assets are bound,
(iii) result in the creation of any Lien, other than any Permitted Lien, upon any of the properties or assets of the Company or on the Shares, or (iv) violate any Law applicable to the Seller or the Company, except, in the case of clauses
(ii) through (iv) above, for violations, breaches, defaults, terminations, accelerations, loss of benefits or creations of Liens that, individually or in the aggregate, could not reasonably be expected to be material.

          (b) No consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made (other than any obtained or made prior to the Closing) by the Seller or the Company in connection with the execution, delivery and performance of this Agreement or the Transition Services Agreement, or the consummation of the transactions contemplated hereby or thereby, that has not been obtained or made, as applicable, except (i) with respect to any Permits the loss of which due to the sale of the Shares cannot be cured by a routine re-filing for such Permit with the applicable Governmental Authority without any material cost,
(ii) where the failure to obtain or make any such consent, order, authorization, registration, declaration or filing, individually or the aggregate, could not reasonably be expected to be material or (iii) for any consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority that would otherwise not be required to be obtained or made but for the specific regulatory status of the Purchaser or its Affiliates or a material change in the manner in which the Business is conducted by the Purchaser after the Closing from the manner in which the Business was conducted by the Seller and its Affiliates prior to the Closing.

     Section 3.4 Financial Statements.

          (a) Attached hereto as Schedule 3.4(a) are the unaudited consolidated balance sheets as of December 31, 2002 and 2003, and the income statement of the Business as of and for the fiscal years ended December 31, 2002 and 2003 (together with the Balance Sheet, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP (except for the absence of footnotes) applied on a consistent basis during the periods involved and fairly present in all material respects the financial position of the Business as of the dates thereof and the results of operations for the periods then ended, except to the extent that historical retained earnings relating to the operation of the business of the Mortgage LLC have not been excluded therefrom.

          (b) Except as set forth on Schedule 3.4(b), the Indebtedness of the Company consists only of the amounts owed pursuant to the Pines-Aspen Sublease. The Company has cash or cash equivalents on hand at least equal to the amount of customer escrow funds delivered to the Company by its customers, together with all interest thereon accrued to the Closing Date. Schedule 3.4(b) sets forth the names of all financial and other similar institutions at which the Company maintains accounts, deposits or safe deposit boxes of any nature and the account numbers thereof, in each case which information is correct and complete in all material respects.

          (c) There are no material liabilities or obligations of the Company of any nature (absolute, accrued, contingent or otherwise) due or to become due, that are required in accordance with GAAP applied consistently with the Financial Statements to be reflected on a consolidated balance sheet of the Business, other than (i) liabilities to the extent disclosed, reflected or reserved against on the Balance Sheet, and (ii) liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice, which, individually or in the aggregate could not reasonably be expected to be material.

          (d) The calculation of Estimated Working Capital and the calculation of Indebtedness, in each case as of the Closing Date, delivered by the Seller to the Purchaser were prepared in good faith in accordance with GAAP, applied on a consistent basis, by the Seller based on the books and records of the Company.

     Section 3.5 Absence of Certain Changes or Events. Except as set forth on
Schedule 3.5 or as expressly provided in this Agreement (including Sections 3.22, 5.3, 5.4 and 5.5), since the Balance Sheet Date the Company has conducted the Business in the ordinary course of business and consistent with past practice and has not:

          (a) had any development or event which, individually or in the aggregate, has had or could reasonably be expected to have, a Seller Material Adverse Effect;

          (b) declared, set aside or paid any non-cash dividend or other distribution (whether in securities or property or any combination thereof) in respect of any class or series of its capital stock or other interests;

          (c) (i) sold, leased, licensed, transferred or disposed of any material assets or rights, other than in the ordinary course of business consistent with past practice, (ii) incurred any Lien upon any material assets other than Permitted Liens, (iii) acquired, leased or licensed any material assets other than in the ordinary course of business consistent with past practice;

          (d) paid, discharged or satisfied any material liability, obligation or Lien (other than any Permitted Liens), other than payment, discharge or satisfaction of (i) Indebtedness or (ii) liabilities, obligations or Liens in the ordinary course of business consistent with past practice;

          (e) changed any of the accounting or material tax accounting principles, practices or methods, or changed reserve policies or materially changed reserve practices except as required by concurrent changes in GAAP;

          (f) (i) made any material change in the compensation payable or to become payable to any of its officers, directors, employees, agents, consultants or sales associates (which is understood in this Agreement not to include the same of any Broker Affiliate) (other than general changes in compensation of employees who are not officers or directors in the ordinary course of business consistent with past practice), (ii) entered into or amended any employment, severance, consulting (other than in the ordinary course of business), termination or other agreement or employee benefit plan or made any loans to any of its officers, directors, employees, agents, consultants or sales associates (other than advances of expenses in the ordinary course consistent with past practice) or (iii) made any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

          (g) (i) made any accrual or commitment for future payment of any pension, retirement allowance, unused vacation days or other employee benefit to any officer, director, employee, sales associate or Affiliate, except payments and accruals made in the ordinary course consistent with past practice, (ii) adopted or paid, granted, issued, accelerated or accrued salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock or share purchase, stock or share option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement, or made any payments or grants in relation to the foregoing other than in the ordinary course consistent with past practice, or (iii) amended in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

          (h) other than commissions, management sales incentives, administrative bonuses, other compensation or advances or reimbursement of expenses in the ordinary course consistent with past practice, made any payments, loans, advances or other distributions to, or entered into any transaction, agreement or arrangement with, any of its officers, directors, employees, agents, consultants or sales associates involving in any individual case an amount in excess of $10,000;

          (i) other than specifically set forth in the Capital Plan, made or entered into an agreement to make any capital expenditures in excess of $50,000;

          (j) settled or compromised any material Tax liability, agreed to any adjustment of any material Tax attribute, made, changed or revoked any material election with respect to Taxes, surrendered any right to claim a material refund of Taxes, consented to any extension or waiver of the statute of limitations period applicable to any material Taxes, Tax Return or Tax Claim, amended any material Tax Return, or entered into any closing agreement with respect to material Taxes;

          (k) made any material change in its working capital practices generally, including materially accelerating any collections of cash or accounts receivable or materially deferring payments or accruals;

          (l) had a judgment entered or settled any Litigation resulting in a loss, payment or other cost to the Company, after receipt of insurance payments, in excess of $50,000 individually, or $250,000 in the aggregate;

          (m) altered through merger, liquidation, reorganization, restructuring or in any other material fashion its corporate structure or ownership or amended its Organizational Documents in any material respect;

          (n) entered into or amended in any material respect any agreement which (i) has any non-competition, geographical restriction or similar covenant relating to the Business, or (ii) is a Broker Affiliate Agreement, in each case other than in the ordinary course consistent with past practice; or

          (o) agreed to take any of the foregoing actions.

     Section 3.6 Assets.

          (a) Except as set forth on Schedule 3.6, the Company owns, or otherwise has a valid leasehold or licensee interest providing sufficient and legally enforceable (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)) rights to use, all of the property, assets and rights necessary or material to its conduct of the Business as currently conducted (other than the Support Services and the services to be provided under the Transition Services Agreement) or otherwise used or held for use by it in the Business.

Set forth on Schedule 3.6(a) is a list which is true and correct (to the knowledge of Seller) in all material respects of all material fixed assets of the Business as of the date hereof. The Company has good title (including a license or leasehold interest, as applicable) to all properties, assets and rights reflected on the Balance Sheet or acquired since the Balance Sheet Date, free and clear of all Liens except Permitted Liens, other than properties, assets and rights which are not in the aggregate material. Such material assets reflected on the Balance Sheet or acquired since the Balance Sheet Date are, considered in the aggregate, in reasonable operating condition and repair (ordinary wear and tear excepted) in all material respects, and have been reasonably maintained in all material respects. For the avoidance of doubt, the Seller is not in any event making any representations or warranties in this
Section 3.6 or elsewhere in this Agreement as to the title or condition of any of the Excluded Assets.

          (b) The Company does not own any real property and the Company has not acquired or disposed of any ownership interest in any real property since December 31, 2001. Schedule 3.6(b) identifies (i) each lease, sublease or other occupancy agreement pursuant to which real property is leased by the Company, or by Seller or one of its Affiliates on behalf of the Company, including any real property owned by Seller or its Affiliates and leased to the Company (any such leased real property, "Real Property", and any such Person leasing any such Real Property, a "Lessee"), and each amendment, modification or extension of any such lease (collectively, the "Leases"), (ii) the Lessee thereof and (iii) the name of the lessor thereof. Each Lessee has a good and valid leasehold interest under each Lease to which it is a party pursuant to which such Lessee has the right to use the Real Property demised by such Lease in accordance with the terms of such Lease, free and clear of all Liens except Permitted Liens. To the Seller's knowledge, the current use of the Real Property by the Company does not violate in any material respect the certificate of occupancy thereof, any local zoning or similar land use or other Laws or the applicable Lease. The Company has not received written notice of any pending or threatened condemnation proceeding, or of any sale or other disposition in lieu of condemnation, affecting any of the Real Property that it leases under any Lease. Except pursuant to the Subleases set forth on Schedule 3.6(b), the Company has not subleased any of the Real Property or given any third party any license or other right to occupy any portion of the Real Property leased by it (other than the access provided to employees, consultants, independent contractors (and their assistants) and sales associates to work in the offices). To the Seller's knowledge, no monetary or material non-monetary default exists by the Company under any Sublease. Except as set forth in Schedule 3.6(b), to the Seller's knowledge, no subtenant is in monetary or material non-monetary default, and no condition or event exists which with the giving of notice or the passage of time, or both would constitute a monetary or material non-monetary default by any subtenant under any Sublease. Except as set forth in Schedule 3.6(b), no Real Property is used by any Lessee for any purpose other than the conduct of the Business.

          (c) The Seller has delivered or made available to the Purchasers a copy of each Lease (or in the case of oral agreements a summary of the material terms thereof) that is correct and complete in all material respects. Except as set forth in Schedule 3.6(c), and in any event except to the extent that with respect to such Lease, the same could not reasonably be expected to be material,
(i) each Lease is the legal, valid and binding obligation of the Lessee thereunder, enforceable against such Lessee in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law), (ii) none of the Leases or Subleases has been modified in any material respect except (and only to the extent set forth therein) by a written amendment specifically identified as such in Schedule 3.6(b), (iii) other than with respect to matters covered by Section 3.3(a), neither the Company nor, to the knowledge of the Seller, any landlord or any other party to any Lease or any Sublease, is in material breach or default under any Lease or any Sublease, and no event or circumstance exists or has occurred which, with the delivery of notice, the passage of time or both, could reasonably be expected to constitute a material breach or default under any Lease or any Sublease by the Company or, to the knowledge of the Seller, any other party thereto, (v) to the Seller's knowledge, the full amount of the security deposit, if any, required to be deposited with respect to any Lease or any Sublease is on deposit as so required, and (vi) the Company has not collaterally assigned or granted any security interest in any Lease or any Sublease or any interest therein other than in connection with any Lien to be released at the Closing.

          (d) To the knowledge of Seller, no account receivable of the Business is owned by any Person other than the Company.

          (e) To the knowledge of Seller, all of the Improvements are, considered in the aggregate, in reasonably good condition and repair (ordinary wear and tear excepted) in all material respects.

          (f) All Improvements located on any Real Property are adequately supplied, in all material respects, with utilities (including water, sewage, disposal, electricity, gas and telephone) and other services necessary for their operation as the same are currently operated. To the knowledge of the Seller, there are no pending, planned, threatened or proposed cutbacks, moratoriums, restrictions or other limitations or impairments of any of the foregoing as they would materially affect any Real Property.

     Section 3.7 Litigation and Claims; Compliance with Laws.

          (a) Schedule 3.7(a) sets forth all Litigation pending or, to the knowledge of the Seller, threatened with respect to Business, including a reasonably detailed description thereof. Except as indicated on Schedule 3.7(a), there is no Litigation pending or, to the Seller's knowledge, threatened in writing by any customers, potential customers, employees, prospective employees or others against the Company or its Affiliates relating to alleged unlawful discrimination or sexual harassment by the Company nor, to the knowledge of the Seller, is any Governmental Authority is investigating any such allegation that, individually or in the aggregate, could reasonably be expected to be material. There is no unsatisfied judgment or any injunction, decree, order or other determination of an arbitrator or Governmental Authority issued against, or to the knowledge of the Seller, binding upon the Company or any of its properties or assets. There is no Litigation pending or, to the knowledge of the Seller, threatened against the Seller or the Company or any of its Affiliates, which seeks to prevent consummation of the transactions contemplated hereby or which seeks damages in connection with the transactions contemplated hereby, and no temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the transactions contemplated hereby has been issued against the Seller or the Company or any of its Affiliates and remains in effect.

          (b) (i) Except as set forth on Schedule 3.7(b)(i), the Company and the Seller (with respect to the Business) and, to their knowledge, their respective employees and agents acting in their capacity as such on behalf of the Business, are in compliance in all material respects with all Organizational Documents and Laws which affect the Business, including (A) holding all Permits (except for Permits the loss of which due to the sale of the Shares cannot be cured by a routine re-filing for such Permit with the applicable Governmental Authority without any material cost) necessary for the conduct of the Business, and complying in all material respects with each such Permit (other than action required in connection with the execution, delivery or performance by the Seller of this Agreement or the consummation of the transactions contemplated hereby) and (B) being in compliance in all material respects with all Laws having the purpose of prohibiting unlawful discrimination against customers or potential customers.

               (ii) Except as set forth on Schedule 3.7(b)(ii), since December 31, 2001, the Company and the Seller have not received any written communication from any Governmental Authority of a competent jurisdiction asserting that the Company or the Seller (with respect to the Business) is not in compliance in all material respects with any Organizational Document or Law applicable to the Company or the Seller (with respect to the Business).

          (c) The Company and the Seller have complied in all material respects with all requirements of Law applicable to the Company and the Seller with respect to the treatment of Client Trust Funds or assets subject to escheat, and to the knowledge of the Seller, there is no investigation by any Governmental Authority ongoing or threatened with respect to any such matter and, to the knowledge of Seller, no basis exists for any such investigation. Neither the Company nor, to the knowledge of the Seller, any director, officer, agent or employee acting in their capacity as such on behalf of the Company or the Business has: (A) used corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payments to government officials or employees; or (C) paid any bribe, payoff, kickback or other unlawful payment.

     Section 3.8 Insurance.

          (a) Effective as of the Closing, there are no insurance policies in effect and maintained by the Company other than the errors and omission policy which will be assigned to the Seller or terminated at or prior to the Closing.

          (b) Since December 31, 2001, the Company has maintained uninterrupted claims-made errors and omissions insurance. The Company has not received written notice of default under any such policy, nor received written notice of any pending or threatened termination or cancellation, coverage limitation or reduction, or material premium increase with respect to any such policy other than increases in the ordinary course.

          (c) No letters of credit have been posted and no cash has been restricted to support any material reserves for insurance on the Balance Sheet.

     Section 3.9 Environmental Matters.

          (a) The Company has been and is in compliance in all material respects with all Environmental Laws (which compliance includes the possession by the Company of all material Environmental Permits required for the operations of the Business as presently conducted under applicable Environmental Laws, and material compliance with the terms and conditions thereof). Since January 1, 1999, the Company and the Seller have not received any written communication from any Governmental Authority alleging that the Company or the Seller or any of its Affiliates (with respect to the Business) has not been in such compliance. There are no material Environmental Permits used by the Company in the conduct of the Business.

          (b) There are no Environmental Claims pending or, to the knowledge of the Seller, threatened against the Company or, with respect to the Business, the Seller or any of its Affiliates or to the Seller's knowledge against any Person who is entitled to indemnity, contribution or reimbursement with respect thereto from the Company.

          (c) The Company, the Seller or any of their Affiliates have not placed, stored, deposited, discharged, buried, dumped or disposed or caused the Release of any Hazardous Materials on, beneath or from any Real Property or other property currently or formerly owned, operated or leased by the Company or any predecessor of the Company, other than Hazardous Materials typically used in office buildings in the ordinary course, which materials have been used in compliance with applicable Environmental Laws and which could not reasonably be expected to result in any material liability to the Company.

     Section 3.10 Material Contracts.

          (a) Schedule 3.10 set forth a list that is correct and complete in all material respects (without duplication), with respect to the Company, of all contracts or other agreements having in effect any continuing obligation (or, in the case of oral agreements, summaries of the material terms thereof as to which the Seller has knowledge) to which the Company is a party or by or to which the Company or any of its assets or properties is bound (such contracts and agreements in such schedule being "Material Contracts"), of the following types, excluding in clauses (i) through (xv), (A) the Leases listed on Schedule 3.6(b),
(B) the Listings listed on Schedule 3.16, (C) any employment, termination, severance, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive plan, program, agreement, or similar arrangement applicable to employees, consultants, independent contractors or sales associates of the Company listed on Schedule 3.13(a), (D) the Related Agreements, (E) the Broker Affiliate Agreements listed on

Schedule 3.19(a) and (F) the Mortgage LLC Contracts, all of which shall be deemed to be Material Contracts to the extent set forth in clauses (i) through
(xvi):

               (i) any advertising, market research and other marketing agreements which (A) contain firm commitments by the Company to make annual payments in excess of $100,000, which commitments have a remaining term of at least one year; and (B) which are not terminable on notice of one hundred and twenty (120) days or less without the payment of any termination fee or similar payment.

               (ii) any employment, severance, non-competition, restricted stock agreement, consulting or other agreements (in each case excluding stock or share option agreements) with any current or former stockholder, director, officer, sales associate, consultant (other than consultant agreements entered into in the ordinary course of business) or employee of the Company, under which the Company has an obligation to make any payment in excess of $10,000 in each individual case as of the date hereof, in each case other than the agreements with independent contractors listed on Schedule 3.17;

               (iii) any agreements (A) evidencing Indebtedness, interest rate swap or hedging arrangements, sale and leaseback transactions or other similar financing transactions involving payments in excess of $10,000 or (B) restricting the ability of the Company or the Seller (with respect to the Business) to incur Indebtedness or make any loan or advance;

               (iv) any agreements, except those entered into in the ordinary course of business, providing for indemnification by the Company or the Seller (with respect to the Business) of any Person;

               (v) any agreements with any Governmental Authority (except those entered into in the ordinary course of business) (A) requiring remaining payments by the Company in excess of $50,000; and (B) which are not terminable on notice of one hundred and twenty (120) days or less without the payment of any termination fee or similar payment;

               (vi) any agreements providing for the purchase of goods by, or the furnishing of services to, the Company (A) requiring remaining payments by the Company in excess of $100,000 and (B) which are not terminable on notice of one hundred and twenty (120) days or less without the payment of any termination fee or similar payment;

               (vii) any agreements for the furnishing of services by the Company in exchange for payments in excess of $100,000 in any calendar year and which are not terminable on notice of one hundred and twenty (120) days or less without the payment of any termination fee or similar payment;

               (viii) any agreements (including settlement agreements and consent agreements) pursuant to which (A) the Company licenses the right to use any material Transferred Intellectual Property to any Person or from any Person or (B) any Person has the right to acquire rights in any material Transferred Intellectual Property from the Company or the Seller with respect to the Business;

               (ix) any confidentiality agreements entered into by the Company during the period commencing two (2) years prior to the date of this Agreement, which will continue to be in effect after the Closing, and pursuant to which the Company was restricted from providing information to third parties and any agreements pursuant to which the Company has agreed to provide any information regarding any of its listings to any third party, other than agreements entered into with clients, customers, co-brokers and multiple listing service providers of the Business in the ordinary course of business;

               (x) any shareholder, voting trust or similar agreements relating to the Business or the Company to which the Company or the Seller (or any Affiliate thereof) is a party and any Organizational Documents to which the Company, Seller (or any Affiliate thereof) is a party;

               (xi) any agreements relating to the Business or the Company to which the Company or the Seller is a party (other than agreements with or involving the Mortgage LLC set forth on Schedule 1.1(a)) relating to the provision of mortgage, escrow or title services by the Company or relating to the purchase by the Company of property pursuant to any guaranteed sales or other similar programs or any other similar settlement services;

               (xii) any lease agreements with respect to personal property to which the Company is a party which (A) requires the Company to make annual payments in excess of $75,000 and (B) are not terminable on notice of one hundred and twenty (120) days or less without the payment of any termination fee or similar payment;

               (xiii) any agreements that limit or purport to limit the ability of the Company or any Affiliate of the Company to compete in any business (other than agreements with or involving the Mortgage LLC set forth on Schedule 1.1(a));

               (xiv) all agreements, other than agreements to be terminated at or prior to the Closing and other than accounts payable incurred in the ordinary course of business and reflected in the Closing Date Working Capital, between the Company, on the one hand, and any current or former shareholder, director, officer or other Affiliate of the Company, on the other hand, (A) requiring remaining payments by the Company in excess of $50,000 and (B) which are not terminable on notice of one hundred and twenty (120) days or less without the payment of any termination fee or similar payment;

               (xv) all other agreements which cannot be terminated upon notice of one hundred and twenty (120) days or less and will require payments by the Company of an amount in excess of $100,000 in any calendar year and which have a remaining term of at least one year; and

               (xvi) all Broker Affiliate Agreements.

          (b) Each Material Contract (other than the Leases, which are the subject of Section 3.6(c)) is a legal, valid and binding obligation of, and enforceable against, the Company, and, to the knowledge of the Seller, the other parties thereto, and is in full force and effect, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company is not (and with the giving of notice or lapse of time would not be) in material breach of, or material default under, any Material Contract and, to the knowledge of the Seller, no other party thereto is in material breach of, or material default under, any Material Contract. The Company has not received written notice in the last year that any party to a Material Contract intends to terminate such Material Contract prior to the termination date specified therein, or that any other party is in material breach of, or material default under, any Material Contract. Except as listed on Schedule 3.10(b), copies of all Material Contracts have been previously delivered or made available to the Purchaser.

          (c) (i) Other than the Broker Affiliate Agreements listed on Schedule 3.19(a), neither the Company nor its Affiliates is party to, or is not otherwise bound by, any agreement, arrangement or any commitment relating to franchise matters involving the Business, including the Company being a franchisee, sub-franchisee or franchisor, sub-franchisor of any Person or under any obligation to any Person with respect to a franchisee or franchisor (or sub-franchisor or sub-franchisee) relationship, or the Company having granted any Person the right currently in effect to operate a franchised business using any trademark or tradename owned or used by the Company or the right to sell or grant others a franchise to use any trademarks or tradenames owned by the Company.

               (ii) Neither the Company nor any of its Affiliates is party to, or is otherwise bound by, any agreement, arrangement or commitment providing any Person with rights of refusal, buy/sell rights or similar rights with respect to any material asset or material property of the Company or any aspect of the Business.

               (iii) Other than in connection with the business of Mortgage LLC, neither the Company nor any of its Affiliates (other than the Mortgage LLC) is party to or is otherwise bound by any agreement, arrangement or commitment with any third parties with respect to the brokering, origination, marketing or processing of mortgage loans or to provide escrow, mortgage or title services to the Company or any other settlement service.

     Section 3.11 Intellectual Property. The Company owns all right, title and interest in and to, or has a license, sublicense or otherwise permission to use, all of the Transferred Intellectual Property, free and clear of all Liens other than Permitted Liens, except where the failure to own or possess rights to any such Transferred Intellectual Property could not reasonably be expected to be material. The Company has taken all reasonable actions to protect its interest in such Transferred Intellectual Property except where the failure to take any action could not reasonably be expected to be material. Schedule 3.11 sets forth a complete and accurate, in all material respects, list of all U.S. and foreign registrations and applications for any

Transferred Intellectual Property owned by the Company, and identifies for and with reference to each of the foregoing the owner thereof. Except as set forth on Schedule 3.11, the registrations listed on Schedule 3.11 are valid and subsisting, in full force and effect in all material respects, and have not been cancelled, expired or abandoned. Except as set forth on Schedule 3.11, there is no, nor has there been any in the past two (2) years, Litigation pending or, to the knowledge of the Seller, threatened, and neither the Seller nor the Company has received or sent any written notice of a claim or suit (i) alleging that the Transferred Intellectual Property or the conduct of the Business with respect thereto infringes upon or otherwise violates any intellectual property rights of any third party or (ii) challenging the ownership, use, validity or enforceability of any Transferred Intellectual Property, in each case that could not reasonably be expected to be material. There is no, nor has there been any in the past two (2) years, Litigation pending or threatened by the Company alleging that a third party has, and to the knowledge of the Seller no third party has, infringed or otherwise violated or is infringing on or otherwise violating the Transferred Intellectual Property, except where any such infringement could not reasonably be expected to be material. There are no settlements, consents, judgments, orders or consent agreements, which restrict the Company's right to use any Transferred Intellectual Property in the Business.

     Section 3.12 Taxes.

          (a) Except as set forth on Schedule 3.12 (a)(i) through (xi):

               (i) The Company has (A) duly and timely filed (or there has been duly and timely filed on its behalf) with the appropriate Governmental Authorities all material Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete in all material respects, (B) timely paid (or there has been timely paid on its behalf) all Taxes shown as due on such Tax Return and (C) established (or there has been established on its behalf) on the Balance Sheet (in accordance with GAAP) reserves that are adequate for the payment of any Taxes not yet due and payable or that are being contested in good faith;

               (ii) Except in connection with the transactions contemplated by this Agreement, since the Balance Sheet Date, the Company has not incurred any liability for Taxes other than in the ordinary course of business consistent with past practice;

               (iii) The Company has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes (including, but not limited to, withholding in connection with payments to employees, independent contractors, creditors, stockholders, partners or other third parties) and has, within the time and manner prescribed by Law, withheld and paid over to the proper Governmental Authorities all material amounts required to be withheld and paid over under all applicable Laws;

               (iv) There are no Liens for Taxes upon any assets or properties of the Company except for Liens that are described in either clause (ii) or
(iii) of the definition of Permitted Liens. There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns of the Company;

               (v) The Company has not requested an extension of time within which to file any Tax Return in respect of any taxable period for which such Tax Return has not since been filed;

               (vi) No jurisdiction in which the Company does not file a Tax Return has made a claim in writing that the Company is required to file a Tax Return for such jurisdiction and the Seller has no knowledge that any such jurisdiction has otherwise made any such claim;

               (vii) No federal, state, local or foreign audits or other administrative proceedings have formally commenced or are presently pending with regard to any Taxes or Tax Returns of or including the Company, and no written notification has been received and the Seller has no knowledge that such an audit or other proceeding is pending or threatened with respect to any Taxes due from or with respect to the Company or any Tax Return filed by or with respect to the Company;

               (viii) No deficiency for any Tax has been assessed with respect to the Company which has not been paid in full or reserved for on the Balance Sheet in accordance with GAAP;

               (ix) No power of attorney which is currently in force has been granted by or with respect to the Company with respect to any matter relating to Taxes;

               (x) Since December 31, 2000, the Company has not changed any method of accounting, received a ruling from any Tax authority or signed an agreement with any Tax authority which would affect the Purchaser (or any of its Affiliates) or the Company after the Closing;

               (xi) Since December 31, 2000, no closing agreement pursuant to
Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign Law has been entered into by or with respect to the Company; and

               (xii) The Company has not been a member of a federal, state or local consolidated, combined, unitary or similar group other than the group in which Seller is the common parent.

          (b) For United States federal income tax purposes, the Seller is the parent of an affiliated group of corporations of which the Company is a member.

          (c) (i) The federal income Tax Returns of the Company for all tax years through December 31, 2000, have been examined and the tax years agreed with by the Internal Revenue Service, and no adjustments to any such Tax Returns were made, or (ii) the statute of limitations with respect to all such Tax Returns has expired.

          (d) For the two year period ending on the date hereof, the Company has not been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code.

          (e) The Company is not a party to, is not bound by, and does not have any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, whether written or, to the knowledge of the Seller, unwritten ("Tax Indemnification Agreement"), and the Company does not have any potential liability or obligation to any Person as a result of, or pursuant to, any such Tax Indemnification Agreement.

     Section 3.13 Employee Benefits; ERISA.

          (a) Except as provided in the following sentence, Schedule 3.13(a) contains a correct and complete list of (i) each material employment, termination, severance, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive plan, program, agreement, or arrangement applicable to employees, consultants, independent contractors or sales associates of the Company; (ii) each severance, change-in-control, or termination pay, surgical, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA) applicable to employees, consultants, independent contractors or sales associates of the Company; (iii) each profit-sharing, stock bonus or pension plan, program, agreement or arrangement (within the meaning of Section 3(2) of ERISA) applicable to employees, consultants, independent contractors or sales associates of the Company; and (iv) each other material employee benefit plan, fund, program, agreement or arrangement, that are sponsored, maintained or contributed to or required to be contributed to by the Company or any trade or business, whether or not incorporated (including Seller and its Affiliates) (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b)(1) of ERISA or to which the Company or an ERISA Affiliate has any liability or potential liability for the benefit of any current or former employee or director of the Company (collectively, the "Plans"). Notwithstanding anything in the foregoing to the contrary, Schedule 3.13(a) needs only list those Plans that are (i) sponsored by the Company (ii) agreements to which the Company is a party, or
(iii) that relate to severance; provided however that nothing in this sentence is intended to limit or otherwise alter the definition of the term "Plan". Neither the Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plan in any material respect (except as required by law) that would affect any current or former employee of the Company. The Plans sponsored by the Company, as identified in Schedule 3.13(a), that will continue to be sponsored by the Company after the Closing are identified as "Company Plans".

          (b) With respect to each of the Plans, copies of each of the following documents that are correct and complete in all material respects have previously been made available to the Purchaser: (i) a copy of the Plan documents (including all amendments thereto) for each written Plan or a written description of any Plan that is not otherwise in writing; (ii) a copy of the three

(3) most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87; (iii) a copy of the most recent summary plan description and all other subsequent summaries of material modifications; (iv) if the Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, if any; and (v) the most recent determination letter received from the IRS with respect to each Plan that is intended to be qualified under Section 401(a) of the Code.

          (c) Except as otherwise disclosed under Schedule 3.13(c), no Plan is a "Multiemployer Plan," as such term is defined in Section 3(37) of ERISA. No liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability. The Company does not have any liability (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, or (iv) as a result of failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.

          (d) All contributions required to be made with respect to any Plan as of the Balance Sheet Date have been timely made or are reflected on the Balance Sheet in all material respects in accordance with GAAP.

          (e) None of the Company, any ERISA Affiliate nor any of the Plans, nor any trust created thereunder, nor to the knowledge of the Seller, any trustee or plan administrator thereof, has engaged in a transaction or has taken or failed to take any action in connection with which the Company, any of the Plans, any trust created thereunder, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust would subject the Company or the Plans to any material liability for either a civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed pursuant to Section 4975(a) or (b) of the Code. All contributions and premiums which the Company is required to pay under the terms of each of the Plans and the Code, have, to the extent required, been paid or properly recorded on the financial statements or records of the Company in all material respects.

          (f) (i) Each of the Company Plans and any Plan that is a qualified defined contribution pension plan has been operated and administered in all material respects in accordance with their terms and any Organizational Documents and Law, including ERISA and the Code; (ii) each of the Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and no circumstance exists that is or could reasonably be expected to result in a revocation of any such favorable determination letter or loss of the qualification of such Plan under Section 401(a) of the Code; (iii) no fund established under any Company Plan is intended to satisfy the requirements of
Section 501(c)(9) of the Code; and (iv) there are no pending, or to the knowledge of the Seller, threatened claims by or on behalf of any Company Plan, by any employee or beneficiary under any such Company Plan, or otherwise involving any such

Company Plan (other than routine claims for benefits or relating to qualified domestic relations orders). No Person is entitled to receive any "gross-up" payment from the Company in the event that the excise Tax of section 4999(a) is imposed on such Person.

          (g) No Company Plan provides benefits, including death, hospitalization, surgical, medical or similar benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affiliate after retirement or other termination of service (other than coverage mandated by applicable Laws or death benefits under any "employee pension plan"). The Company has no liability, contingent or otherwise, under any excess benefit plan or supplemental executive retirement plan.

          (h) Except as otherwise set forth on Schedule 3.13(a) or as provided in Sections 5.3, 5.4, or 5.5, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event,
(i) entitle any current or former employee, officer or director of the Company to severance pay, unemployment compensation or any other similar payment or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer or director.

          (i) The Company is not a party to any agreement, plan, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

     Section 3.14 Labor Matters.

          (a) (i) No labor strike, slowdown, stoppage or lockout of the Company's employees is pending, or to the knowledge of the Seller, threatened against the Company and during the past three (3) years there has not been any such action, (ii) the Company is not party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company, (iii) to the knowledge of the Seller, no employees of the Company are represented by any labor organization with respect to their employment with the Company, nor to the knowledge of the Seller does any question concerning labor representation exist concerning such employees with respect to their employment with the Company and the Seller has no knowledge of any union organizing activities among such employees with respect to their employment with the Company within the past three (3) years, (iv) the Company is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Laws, (v) no unfair labor practice charge or complaint against the Company is pending or, to the knowledge of the Seller, threatened before the National Labor Relations Board or any similar agency, (vi) to the knowledge of Seller, no charges or complaints with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices, (vii) the Company has not received within the past three (3) years any written notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company and, to the knowledge of the Seller, no such investigation is in progress, (viii) no written complaints or lawsuits are pending or, to the knowledge of the Seller, threatened by or on behalf of any class or group of applicants for employment or retention, or present or former employees or sales associates of the Company or the Seller, alleging breach by the Company of any express or implied contract of employment, any Laws governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship, and (ix) except as set forth on Schedule 3.13(a), no employment contracts or severance agreements exist with any employee of the Company.

          (b) The Company and the Seller have at all times in the past three (3) years properly classified each of their respective employees as employees and each of their independent contractors as independent contractors, as applicable, except for any failure which could not reasonably be expected to be material. There is no action, suit or investigation pending, or to the knowledge of the Seller, threatened, against the Company by any Person challenging or questioning the classification by the Company or the Seller of any Person as an independent contractor, including any claim for unpaid benefits, for or on behalf of, any such Persons.

          (c) No more than ten of the Company's employees have suffered an "employment loss" (as defined in the Worker Adjustment and Retraining Notification Act) during the six-month period prior to the date of this Agreement.

          (d) The Company and the Seller (with respect to the Business) and, to the knowledge of the Seller, each person acting as an agent thereof in his or her capacity as such, is in compliance in all material respects with all federal, state and local laws, statutes and regulations having the purpose or effect of prohibiting unlawful discrimination against customers or potential customers and, to the knowledge of the Seller, the Seller or the Company or their Affiliates have received no written complaints from any person or governmental agency that the Company or the Seller (with respect to the Business) or any person acting as an agent thereof has engaged in any unlawful discrimination.

     Section 3.15 Affiliate Transactions.

          (a) As of the Closing, all agreements between the Company, on the one hand, and any current or former director or officer of the Company or Seller, on the other hand, shall be deemed terminated without any further liability of the Company thereunder.

          (b) Other than accounts payable incurred in the ordinary course of business and reflected in the Closing Date Working Capital and other than obligations under letters of credit or guarantees relating to Leases under which the Company is the Lessee, any Indebtedness or other amounts owing between the Company, on the one hand, and Seller or any of its Affiliates, on the other hand, have been paid or terminated. The Seller and the Company have caused all agreements (other than the Related Agreements and other than letters of credit or guarantees relating to Leases under which the Company is the Lessee) between the Company, on the one hand, and any of its Affiliates, on the other hand, to be terminated in all respects, and there is no liability thereunder on the part of the Company under such terminated agreements, other than amounts owed in respect of (i) current referrals and (ii) other transactions in the ordinary course of business.

     Section 3.16 Listings.

          (a) Schedule 3.16(a) sets forth, as of February 10, 2004, an itemization that is correct and complete in all material respects based on the books and records of the Company of all of the Company's rights under open real estate listings (whether or not pursuant to a listing agreement) between the Company and owners of real property ("Listings"), other than Listings that may exist but as to which the Seller does not have specific knowledge. As of the date of this Agreement, the information set forth on Schedule 3.16(a) continues to be correct and complete in all material respects except for such changes since that date resulting from the conduct of the Business in the ordinary course consistent with past practices and for changes that may have occurred but as to which the Seller does not have specific knowledge.

          (b) Other than in connection with the business of the Mortgage LLC, the Company has no loan commitments or other commitments to fund the purchase of real property, including under mortgage brokerage arrangements between the Company and any prospective purchasers of real property, third party investors or banks.

          (c) Other than the Client Trust Funds the Company does not have any open title or escrow accounts.

     Section 3.17 Sales Associates. Schedule 3.17 sets forth the current commission schedule for the Company that is correct and complete in all material respects and a list that is correct and complete in all material respects of the sales associates affiliated with the Business as of January 31, 2004 (the "Sales Associates"), and with respect to each such Sales Associate the following information: (i) the name of such Sales Associate, (ii) the office in which such Sales Associate is located or otherwise affiliated, (iii) the commission split in effect immediately prior to the date of this Agreement (as set forth in the Company's Commission Plan for 2004, annexed to Schedule 3.17), (iv) such Sales Associate's total sales commissions earned for each of calendar year 2003 and for the period from January 1, 2004 through January 31, 2004 and (v) with respect to the commissions set forth under clause (iv), the Sales Associate's portion of such commissions earned, on one hand, and the Company's portion of such commissions earned, on the other hand. To the knowledge of the Seller, as of the date of this Agreement, such list continues to be correct and complete in all material respects except for such changes since that date resulting from the conduct of the Business in the ordinary course consistent with past practices. The Company has not changed its commission schedule other than as reflected in the Sales Associates Commission Plan for 2004, or increased any Sales Associate's commission split (except based upon increased sales commissions earned of such Sales Associate consistent with corporate policy and past practices), since January 1, 2004. Except as set forth on Schedule 3.17, the Sales Associates have each executed an Independent Contractor Agreement in substantially one of the forms annexed to Schedule 3.17.

     Section 3.18 Employees.

          (a) Schedule 3.18(a) sets forth a list that is correct and complete, as of January 31, 2004, of all of the employees of the Company and of the Seller and their Affiliates engaged in any respect in the Business and any employees of the Company and of the Seller and their Affiliates engaged in any respect in the Business who were hired after January 31, 2004 and who will receive annual salary in excess of $50,000, and with respect to each such employee the following information: (i) the name of such employee, (ii) the employee's location of employment, (iii) the title of such employee, and (iv) compensation and bonuses, for calendar year 2003 and for the period from January 1, 2004 to January 31, 2004. All of the employees listed on Schedule 3.18 other than Stuart Siegel are employed by the Company.

          (b) Except as set forth on Schedule 3.18(b), the Company does not have any obligations to make any material payments pursuant to any non-compete agreements or similar arrangements with any employee.

     Section 3.19 Broker Affiliates.

          (a) Schedule 3.19(a) sets forth, to the knowledge of the Seller, a complete and accurate list, with respect to each Broker Affiliate Agreement, containing the following information: (i) the parties to such agreement (except to the extent the Broker Affiliate's name may have changed) and (ii) if available, the date such Broker Affiliate Agreement was executed. Other than the Broker Affiliate Agreements listed on Schedule 3.19(a), there are no Broker Affiliate Agreements or other agreements creating relationships between the Seller (with respect to the Business) or the Company and any Person similar to those set forth in the Broker Affiliate Agreements. Except as set forth on
Schedule 3.19(a), each of the Broker Affiliate Agreements may be terminated at will by the Company, without any payment or penalty, upon notice given not more than 180 days prior to any anniversary date of such Broker Affiliate Agreement, except to the extent a longer notice period may be required by applicable state law.

          (b) Other than as set forth in the Broker Affiliate Agreements set forth on Schedule 3.19(a), none of the Business, the Seller (with respect to the Business) or the Company is subject to any geographic limitations or covenants not to compete or similar obligation in their business, in each case other than limitations or covenants that are not material to the Business. During the three years prior to Closing, the Seller has not received any written notice of material dispute from any Broker Affiliate or delivered any written notice of material dispute to any Broker Affiliate, in each case other than in the ordinary course of business.

          (c) Except as set forth on Schedule 3.19(a), to the knowledge of the Seller, true and correct copies of all Broker Affiliate Agreements in effect on the date hereof under which the Company conducts the Business (or in the case of oral Broker Affiliate Agreements, summaries of the material terms thereof) have been provided to the Purchaser. To the knowledge of the Seller, there are no oral or written modifications of any such Broker Affiliate Agreements that are currently in effect and no oral or written commitments (other than those commitments expressly set forth in the Broker Affiliates Agreements, or summaries thereof, provided to the Purchaser) have been made by Seller or its Affiliates (including the Company) with respect thereto.

     Section 3.20 Client Trust Funds. Schedule 3.20 sets forth, as of December 31, 2003, a list that is correct and complete in all material respects of any and all Client Trust Funds held by the Company, indicating the name of the depository, the account number, the date of the deposit, and the amount thereof and, as of the date of this Agreement, such list continues to be correct and complete in all material respects except for such changes since that date resulting from the conduct of the Business in the ordinary course consistent with past practices. The Company has held, disbursed and paid to depositors monies from its Client Trust Funds in material compliance with all applicable Laws. To the knowledge of the Seller, since January 1, 2003, there has been no improper co-mingling of its Client Trust Funds and no shortages exist, nor have any shortages ever existed, in such funds. Neither the Company nor the Seller (with respect to the Business) is providing any title or escrow services and neither the Company nor the Seller (with respect to the Business) are holding any funds for the benefit of third parties in connection with any title or escrow services or in connection with mortgage loans to be disbursed.

     Section 3.21 Brokers, Finders, etc. In connection with the transactions contemplated by this Agreement and the Related Agreements, no broker, finder or investment bank has acted for the Seller or its Affiliates, and none of them has incurred any obligation to pay a brokerage, finder's or other fee or commission to any Person, in either case, for which the Purchaser will be liable or the Company will be liable.

     Section 3.22 Certain Reorganization Matters. Prior to or effective upon the execution, delivery and closing of this Agreement, (i) the Company has distributed to Seller all of the issued and outstanding shares of capital stock, membership interests and other equity interests held by it in each of the Excluded Companies, (ii) the Seller has caused the Service Mark License and Trading Name Agreement dated January 1, 1996 between SPTC, Inc. and SIR to be terminated, and (iii) Seller and the Company have given notice of termination of the Mortgage LLC Operating Agreement (the transactions referred to in clauses
(i), (ii) and (iii) are referred to collectively as the "Reorganization"). The Reorganization has not given rise to, nor will it give rise to, any third party right of termination, cancellation or acceleration or any other third party right with respect to any asset, property or right (including any agreement) used or held for use in the Business. The Reorganization has been validly and duly authorized by the Company and any appropriate Affiliate involved.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser and the Purchaser Guarantor each hereby represents and warrants to the Seller as follows:

     Section 4.1 Authority; Validity. Each of the Purchaser and the Purchaser Guarantor is a company validly existing and in good standing under the laws of the state of its incorporation. The Purchaser has the corporate power and authority to execute and deliver this Agreement and the Transition Services Agreement and to consummate the transactions contemplated hereunder and thereunder, and the Purchaser Guarantor has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereunder. The execution, delivery and performance of this Agreement and the Transition Services Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereunder and thereunder, have been duly and validly authorized by the Purchaser, and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or the Transition Services Agreement or the consummation of the transactions contemplated hereunder or thereunder. The execution, delivery and performance of this Agreement by the Purchaser Guarantor and the consummation by the Purchaser Guarantor of the transactions contemplated hereunder and thereunder, have been duly and validly authorized by the Purchaser Guarantor, and no other corporate proceedings on the part of the Purchaser Guarantor are necessary to authorize this Agreement or the consummation of the transactions contemplated hereunder. This Agreement and the Transition Services Agreement have been duly executed and delivered by the Purchaser and this Agreement has been duly executed and delivered by the Purchaser Guarantor, and, assuming due execution and delivery by the Seller, constitute valid and binding obligation of the Purchaser and the Purchase Guarantor, as the case may be, enforceable against such Person in accordance with their terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 4.2 Organization

          (a) Each of the Purchaser and the Purchaser Guarantor has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.

          (b) Complete and correct copies of the Organizational Documents of the Purchaser and the Purchaser Guarantor, each as in effect on the date hereof, have been delivered or made available to the Seller.

     Section 4.3 No Conflict; Governmental Consents.

          (a) The execution, delivery or performance by the Purchaser of this Agreement and the Transition Services Agreement and the consummation of the transactions contemplated hereby or thereby and compliance by the Purchaser with any of the provisions hereof and thereof, and the execution, delivery or performance by the Purchaser Guarantor of this Agreement and the consummation of the transactions contemplated hereby and compliance by the Purchaser Guarantor with any of the provisions hereof, in each case will not: (i) violate any provision of any Organizational Document of the Purchaser or the Purchaser Guarantor, (ii) require any consent, approval or notice under, violate or result in the violation of, conflict with or result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time or both, could reasonably be expected to constitute a default) under, result in the termination of, accelerate the performance required by or result in a right of termination or acceleration, result in the loss of a material benefit under any of the terms, conditions or provisions of any material contractual obligation of the Purchaser or the Purchaser Guarantor (other than such consents as have already been obtained), (iii) result in the creation of any Lien, other than any Permitted Liens, upon any of the properties or assets of any of the Purchaser or the Purchaser Guarantor, or (iv) violate any Law applicable to the Purchaser or the Purchaser Guarantor, except, in the case of clauses (ii) and (iii) above, for violations, breaches, defaults, terminations, accelerations, loss of benefits or creations of Liens that, individually or in the aggregate, could not reasonably be expected to have a Purchaser Material Adverse Effect.

          (b) No consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by the Purchaser or the Purchaser Guarantor in connection with the execution, delivery and performance of this Agreement or the Transition Services Agreement or the consummation of the transactions contemplated hereby or thereby that has not been obtained or made, as applicable except (i) where the failure to obtain or make any such consent, order, authorization, registration, declaration or filing, individually or in the aggregate, could not reasonably be expected to have a Purchaser Material Adverse Effect and (ii) for any consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority that would otherwise not be required to be obtained or made but for the specific regulatory status of the Seller or its Affiliates.

     Section 4.4 Financing. The Purchaser has sufficient cash to enable it to make payment of the Purchase Price and any other amounts to be paid by it hereunder.

     Section 4.5 Litigation. There is no litigation, legal action, arbitration, proceeding, demand, claim or known investigation brought by or against the Purchaser or any of its Affiliates or any of their respective assets or businesses pending or, to the knowledge of the Purchaser, threatened against the Purchaser or any of its Affiliates which (i) if adversely determined could reasonably be expected to have a Purchaser Material Adverse Effect, (ii) seeks to prevent consummation of the transactions contemplated hereby or which seeks damages in connection with the transactions contemplated hereby or (iii) was required by applicable Law to be described in Parent Guarantor's most recent Annual Report on Form 10-K filed with the Securities Exchange Commission or in any registration statement, report, schedule, form, statement or other document filed by Parent Guarantor with the Securities Exchange Commission since the filing of such Form 10-K, and was not so described therein.

     Section 4.6 Investment Representation. The Purchaser acknowledges that the Shares are not registered under the securities laws of any jurisdiction and that it is acquiring the Shares for its own account, and not with a view to the distribution thereof. The Purchaser is a sophisticated investor with knowledge and experience in financial matters and has received information from the Seller concerning the Company, and the Business (including the Excluded Assets) and has had the opportunity to obtain additional information in order to evaluate the purchase contemplated hereby.

     Section 4.7 Brokers, Finders, etc. In connection with the transactions contemplated by this Agreement and the Related Agreements, no broker, finder or investment bank has acted for the Purchaser or its Affiliates, and none of them has incurred any obligation to pay a brokerage, finder's or other fee or commission to any Person, in either case, for which the Seller or any of its Affiliates will be liable.

                                    ARTICLE V
                                    COVENANTS

     Section 5.1 Reasonable Best Efforts; Further Assurances.

          (a) From and after the Closing, upon the terms of this Agreement and subject to applicable law, each of the parties shall act in good faith and shall cooperate with each other and use their commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, to the extent such actions have not been taken or completed prior to Closing, all things reasonably necessary to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

          (b) Without limiting the foregoing Section 5.1(a), the Seller shall consult and cooperate in good faith with the Purchaser without payment of any consideration therefor by Seller, in obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Authority or other Person (including without limitation any landlord under any Lease or Sublease), as soon as reasonably practicable after execution of this Agreement.

          (c) Following the Closing, the Purchaser shall provide the Seller with reasonable access to the books and records and employees, directors and officers of, and other information relating to, the Company (and its successors and assigns) (i) in connection with the performance by the Seller of its obligations hereunder, (ii) as may be required by Law or (iii) as may otherwise be reasonably requested by the Seller in connection with any accounting or reporting requirement applicable to the Seller or its Affiliates.

          (d) The Purchaser intends, after the Closing, to review the earn-out or similar contingent purchase amounts payable pursuant to the Jackson Hole Agreement. The Purchaser may, in that connection, request that the Seller participate in a discussion with certain parties to the Jackson Hole Agreement (other than the Company) regarding the Purchaser's proposed changes to the provisions of the Jackson Hole Agreement with respect to such earn-out or similar contingent purchase amounts, as between such parties to the Jackson Hole Agreement and the Purchaser or the Company, and the Seller shall join such discussion if so requested. The Seller shall not have any obligation to assist in determining or achieving any such changes or any liability with respect to such matters whatsoever. None of such matters shall diminish the Company's and the Purchaser's retention of the obligation with respect to such earn-out or similar contingent purchase amounts and the Seller not having any responsibility therefor.

     Section 5.2 Public Disclosure; Confidentiality. The parties have agreed on the forms of their respective press releases covering the transactions contemplated hereby as set forth on Schedule 5.2. Except as may be required to comply with any applicable Law or stock exchange rule, the Purchaser and the Seller shall not (and shall use their commercially reasonable efforts to cause its Affiliates not to) issue any press release or make any other public announcement concerning the terms of this Agreement, the Related Agreements or the transactions contemplated hereby or thereby. Notwithstanding the foregoing, the parties may disclose the terms of this Agreement to their respective officers, employees, accountants, attorneys, financial advisors and lenders as may be necessary or reasonably desirable in connection with such party's business and the performance of such Person's duties in connection therewith. From and after the Closing Date until October 17, 2005, the Seller shall, and shall use its commercially reasonable efforts to cause its Affiliates and other representatives to, not disclose and to keep confidential all confidential and proprietary information relating to the Company and the Business (other than information which is generally available to the public or thereafter becomes generally available to the public (other than as a result of disclosure by Seller or its Affiliates)); provided, however, that the Seller and any of its Affiliates may disclose confidential and proprietary information relating to the Company and the Business to the extent such disclosure is required by applicable Law or stock market rule, subject (other than in the case of disclosure pursuant to applicable corporation or securities Laws or regulations of any securities exchange) to prior written notice to the Purchaser and cooperation with the Purchaser to obtain a protective order or similar confidentiality arrangement, if available.

     Section 5.3 Employee Plans.

          (a) The Seller shall assume and retain the Indemnified Benefits Liabilities. "Indemnified Benefits Liabilities" shall mean any and all liabilities relating to, arising out of, or resulting from (i) all Plans (including but not limited to the Sotheby's, Inc. 1998 benefit equalization plan) other than the Company Plans, (ii) the Company Plans to the extent incurred prior to the Closing, (iii) noncompliance with or violation of COBRA to the extent incurred prior to the Closing, (iv) to the extent not covered under the applicable Plans at the Closing, the continuation coverage requirements of Section 4980B of the Code with respect to employees of the Company who have incurred a "qualifying event" (as defined in Section 4980B(f)(3) of the Code) and their qualified beneficiaries, (v) noncompliance with or violation of any of the provisions of ERISA to the extent incurred or related to periods prior to the Closing, and
(vi) claims by employees, independent contractors or directors of the Company to the extent arising from or relating to their employment with or services to the Company prior to the Closing (including termination of such employment or service prior to the Closing).

          (b) The Seller has taken any and all actions necessary to cause each employee and independent contractor of the Company, immediately prior to the Closing who has a benefit or account in any employee pension benefit plan (as defined in Section 3(2) of ERISA) which is sponsored by the Seller or any of its ERISA Affiliates to become fully vested in such benefit or account effective immediately prior to the Closing.

          (c) On and after the Closing Date, the Purchaser shall provide, or cause to be provided, to each Employee under each Plan maintained by the Company and each other employee benefit plan (within the meaning of Section 3(3) of ERISA) maintained or contributed to by the Purchaser, Purchaser Guarantor or their respective Subsidiaries or Affiliates (collectively, the "Purchaser Plans"), credit, for purposes of eligibility to participate, vesting and accrual of benefits, for full and partial years of service with the Company, the Seller or their respective Subsidiaries or Affiliates performed at any time prior to the Closing Date to the extent credited by the Company, the Seller, or their respective Subsidiaries or Affiliates under the applicable Plan or any employee benefits plan of Seller, except where such crediting results in the duplication of benefits.

          (d) The Purchaser shall, or shall cause the Company or any of its Affiliates to, (i) waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to all Employees under any welfare benefit plan established to replace any welfare benefit plan (as defined in Section 3(1) of ERISA) covering Employees at the Closing Date, other than limitations or waiting periods that are already in effect with respect to any such Employee and that have not been satisfied as of the Closing Date under the welfare benefit plan maintained for such Employees immediately prior to the Closing Date, and (ii) provide each such Employee with credit for co-payments and deductibles paid prior to the Closing Date in satisfying any co-payment, deductible, or out-of-pocket requirements under any welfare benefit plans that such Employees are eligible to participate in after the Closing Date.

          (e) The Purchaser shall recognize accrued but unused paid vacation, earned time off, and sick leave accrued by an Employee as of the Closing Date to the extent that such benefits are reflected on the Balance Sheet. Following the Closing Date, the Seller shall confirm in writing to the Purchaser and to each Employee the amount of such accrued and unpaid days of vacation, earned time off, and sick leave applicable to such Employee. No leave transferred pursuant to this paragraph shall be forfeited by an Employee or included in determining whether an Employee has accrued the maximum amount of time off that can be carried over from one year to the next under the Purchaser's plan.

          (f) The Seller, the Purchaser and the Company shall cooperate, subject to applicable law, in (i) making all appropriate filings required under the Code or ERISA and any applicable securities Laws with respect to the Plans, (ii) implementing all appropriate communications with participants under the Plans,
(iii) maintaining and transferring appropriate records, and (iv) taking all such other actions as may be necessary and appropriate to implement the provisions of
Section 3.14. The Seller, the Purchaser and the Company shall cooperate fully with one another in providing records regarding the employment of, and benefits provided to, all individuals who are or were Employees.

          (g) The Company shall continue to sponsor the Company Plans identified as such on Schedule 3.13(a) as of the Closing. However, nothing in the Section 5.3(g) is intended to impair the Company's ability to terminate the Company Plans, at any time.

     Section 5.4 Change of Control Payments.

          (a) The Seller shall be responsible for any and all severance and change of control payments under existing employment, independent contractor or other similar arrangements with any of the Seller or the Company or any of their Affiliates, if and to the extent such payments are resulting solely from either
(i) events which occur prior to Closing, or (ii) the occurrence of the Closing (but not as a result of any termination or other action taken thereafter to the extent that the amount payable upon such termination or other action taken thereafter is not, as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, greater than the amount payable if termination were to occur in the absence of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby), to the extent such payments are not covered by the definition of "Indebtedness" herein.

          (b) The Purchaser shall be responsible for any and all severance or change of control payments to the Employees, other than those for which the Seller is responsible pursuant to Section 5.4(a) and those included on Schedule 5.4(b).

     Section 5.5 Employees. The Purchaser shall (i) cause the Company to continue the employment of the Company's employees, (ii) offer employment to Stuart N. Siegel (the employees referred to in clauses (i) and (ii) of this sentence, collectively, the "Employees") and (iii) provide each Employee with coverage and benefits pursuant to employee benefit plans, programs, policies, and arrangements maintained by the Purchaser consistent with what the Purchaser provides to its other similar situated employees. The Purchaser shall pay the Employees at least the full amount of any unpaid bonuses or commissions earned pursuant to bonus and commission plans of the Seller that are accrued and reflected on the Closing Date Balance Sheet. The Purchaser shall provide the Employees with a qualified defined contribution pension plan that will accept a direct rollover of each Employee's account balance in Seller's qualified defined contribution pension plan, other than any portion of such account balance which includes outstanding loan balances or after tax contributions. Any Employee terminated during the one year period immediately following the Closing Date (the "Continuation Period") shall receive from the Purchaser severance benefits equal to those that such terminated Employee would have been entitled to receive under the applicable severance plan of the Seller if such Employee had continued to be employed by the Seller until his or her employment termination date. Following the expiration of the Continuation Period, the Employees shall participate in a severance plan of the Purchaser, on the same terms and conditions which are generally applicable to employees of the Purchaser (except that the Purchaser shall provide each such Employee credit for full and partial years of service with the Company, the Seller or their respective Subsidiaries or Affiliates performed at any time prior to the expiration of the Continuation Period), provided that the Employees set forth on
Schedule 5.5 shall be entitled to receive severance benefits equal to at least 100% of his then-current base salary plus 100% of his most recent annual bonus if he is terminated without cause during the one-year period immediately following the Continuation Period. Subject to the foregoing, all terms and conditions of the employment of any person hired by the Purchaser are matters within the Purchaser's sole discretion, it being expressly understood that the Purchaser reserves full right (among others) to terminate the employment of any Employee at any time, as well as to amend or terminate any employee benefit plans or programs at any time. As of the Closing Date, the Purchaser shall bear all costs and expenses, including accrued vacation pay arising out of the termination of any Employee after the Closing Date. The Seller shall cause to be paid, at the Closing Date, to Stuart N. Siegel an amount of $670,000 pursuant to the termination agreement entered into between Seller or one of its Affiliates and Stuart N. Siegel.

     Section 5.6 Insurance. The Purchaser acknowledges that the Seller's and the Company's insurance coverage for the Company and the Business shall terminate as of the Closing.

     Section 5.7 Closing Date Transactions. In the event that the Purchaser causes the Company to take or the Company takes any action outside the ordinary course of business on the Closing Date after the Closing which affects any item included in the calculation of Indebtedness or Working Capital pursuant to
Section 2.5 except as expressly contemplated by this Agreement, such calculations of Indebtedness and Working Capital shall be appropriately adjusted to exclude the effect of any such actions.

     Section 5.8 Certain Services and Benefits Provided by Affiliates. The Purchaser acknowledges that the Company and the Business currently receive from the Seller and its Affiliates certain Support Services. The Seller and Purchaser acknowledge that all such Support Services shall cease at the Closing, and any agreement in respect thereof shall terminate with respect to the Company and the Business, in each case as of the Closing Date, with no further obligation of the Company.

     Section 5.9 Pendings. Following the Closing, Purchaser shall cause the Company to (i) use commercially reasonable efforts (which shall not include any obligation to commence or pursue any litigation, arbitration or similar proceedings) to promptly collect any amounts due to the Company or its Affiliates in connection with the closing of any real estate transactions and sales contracts pending as of the date of this Agreement, including under real estate listing agreements listed on Schedule 5.9 ("Pendings"), and (ii) pay to the Seller, within five (5) Business Days following the end of any calendar month in which any such proceeds are received, any and all proceeds received by the Company or any of its Affiliates, less, with respect to the closing of any such Pendings, any fees or commissions payable to any employees, sales associates and co-brokers, in accordance with the applicable commission splitting agreement or arrangement with such foregoing parties. Any commission splitting changes made by the Purchaser or the Company following the Closing shall not apply to the Pendings. Seller shall be permitted for a period of three years following the Closing, no more than twice in any twelve-month period, to inspect and conduct an audit of the books and records of the Company relating to the Pendings solely for purposes of verifying the amount and accuracy of any proceeds to which the Seller is entitled to with respect to such Pendings under this Section 5.9. Any such audit or inspection shall be conducted during normal business hours, upon reasonable advance notice and shall not unreasonably interfere with the conduct of the Company's or the Purchaser's business. The Seller shall provide Purchaser not less than 20 days' advance written notice of any inspection and audit pursuant to this Section 5.9.

     Section 5.10 Mortgage LLC.

          (a) Following the Closing, to the extent that the Company shall have the right to take any action or exercise any right in each case under the Mortgage LLC Operating Agreement and the Mortgage LLC Contracts, the Purchaser shall cause the Company to (i) promptly take any such action and exercise any such right of the Company solely as directed in writing by Seller (other than any action or any exercise of right that is not permitted by Mortgage LLC Operating Agreement and the Mortgage LLC Contracts or under applicable Law),
(ii) not take any other action or exercise any other right of the Company in each case under the Mortgage LLC Operating Agreement and the Mortgage LLC Contracts other than as required by applicable Law and except to the extent required by the Mortgage LLC Contracts and (iii) promptly provide to the Seller copies of all written notices and a summary of all other communications received by the Company or its Affiliates from the Mortgage LLC Partner.

          (b) Following the Closing, Purchaser shall cause the Company to pay or transfer to the Seller, within five (5) Business Days after receipt thereof, (i) any assets of the Mortgage LLC distributed to the Company and (ii) any other proceeds received by the Company with respect to the Mortgage LLC Contracts.

          (c) Except as otherwise required by applicable law, for Tax reporting purposes, the parties shall treat the Company as having transferred to the Seller beneficial ownership of the interests in Mortgage LLC held by the Company immediately prior to Closing.

     Section 5.11 Lease Matters. Schedule 5.11 identifies all Leases in respect of which letters of credit or guarantees for the obligations of the Lessees under such Leases have been provided (the "Lease Security"). Within 60 days after the Closing Date, Purchaser shall use commercially reasonable efforts to deliver to the landlord under each such Lease a replacement letter of credit or guarantee from Purchaser or Parent Guarantor (if needed), as applicable, in the amount, form and substance required under the respective Lease and shall use commercially reasonable efforts to cause the landlord under any such Lease to deliver to the Seller the current Lease Security, together with evidence, in form and substance reasonably acceptable to the Seller, that the Seller has no further obligations or liabilities under or with respect to any of the Lease Security. In connection with the foregoing, the Purchaser shall use commercially reasonable efforts to enter into such amendments to such Leases as may be commercially reasonable to give effect to the foregoing. Notwithstanding the foregoing, commercially reasonable efforts shall not require the Purchaser to pay any consideration to replace the Lease Security other than offering the replacement letter of credit or guarantee referred to above. Upon demand, Purchaser shall reimburse the Seller for all costs, claims and expenses incurred by the Seller under or in respect of any Lease Security (including any payment by Seller or any of its Affiliates under any such guarantee or in respect of reimbursement of any drawing of any such letters of credit) after the Closing Date.

     Section 5.12 Litigation.

          (a) Following the Closing the Seller (or any of its designated Affiliates) shall have the right to assume the prosecution of any Litigation set forth on Schedule 3.11(a) in which the Company is the plaintiff at its own cost and expense with counsel selected by the Seller or its designated Affiliate by giving written notice to the Purchaser of its intention to assume such prosecution; provided, however, that the Seller (or any of its designated Affiliates) shall not, in prosecution of such Litigation, be permitted to admit to any liability with respect to, or consent to the entry of any judgment or enter into any settlement with respect to, any such Litigation without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld or delayed), and the Purchaser or any of its Affiliates will not be subject to any liability for any such admission, settlement, compromise, discharge or consent to judgment made by the Seller (or any of its designated Affiliates) without such prior written consent of the Purchaser. The Company may participate in (but not control) any prosecution assumed by the Seller (or any of its designated Affiliates) pursuant to this Section 5.12, and the Company will bear its own costs and expenses with respect to such participation. The Purchaser shall cause the Company and its Affiliates to cooperate reasonably with the Seller (or any of its designated Affiliates) in all aspects of any investigation, prosecution, pre-trial activities, trial compromise, settlement or discharge of any such Litigation, including, without limitation, by providing the Seller (or any of its designated Affiliates) with reasonable access to employees, directors and officers (as witnesses) and other information.

          (b) The Purchaser shall cause the Company and, if applicable, its Affiliates to pay or transfer to the Seller, within five (5) Business Days after receipt thereof, any proceeds received by the Company or its Affiliates in connection with the settlement, compromise or final determination of any Litigation referred to in Section 5.12(a).

     Section 5.13 2004 Capital Plan. The Purchaser acknowledges and agrees that the Company's capital expenditures for the period from the Balance Sheet Date until the Closing as contemplated by the 2004 Capital Plan are adequate for the operation of the Business.

                                   ARTICLE VI
                               CERTAIN TAX MATTERS

     Section 6.1 Preparation and Filing of Tax Returns; Payment of Taxes.

          (a) The Seller shall prepare (or cause to be prepared) all Tax Returns required to be filed by the Company for all Pre-Closing Periods that end on or prior to the Closing Date (such Tax Returns, the "Pre-Closing Period Tax Returns") (provided that the Seller shall submit a draft of any such Tax Return required to be filed by the Company on a stand-alone basis to the Purchaser for its review at least five (5) Business Days prior to the due date of such Tax Return). All such Pre-Closing Period Tax Returns, to the extent they relate to the Company, shall be prepared in a manner that is consistent with the prior practice of the Company, except as required by applicable Law. The Seller shall file all such Pre-Closing Period Tax Returns, provided, however, if any Pre-Closing Period Tax Return is due after the Closing and the Seller is not authorized to file such Pre-Closing Period Tax Return by Law, the Purchaser and its Affiliates shall file (or cause to be filed) such Pre-Closing Period Tax Return as prepared by Seller (in accordance with this Section 6.1(a)) with the appropriate Tax authorities. The Seller shall pay all Taxes due and payable in respect of all Pre-Closing Period Taxes and Tax Returns; provided, however, that if any Pre-Closing Period Tax Return is due after the Closing and is to be filed (or caused to be filed) by the Purchaser, the Seller shall pay (in immediately available funds) all Taxes due and payable in respect of such Tax Return to the Purchaser no later than three (3) days prior to the due date of such Tax Return. The Purchaser shall cooperate with Seller in the filing of such Pre-Closing Period Tax Return.

          (b) The Purchaser shall prepare and timely file, or cause the Company to prepare and timely file, all Tax Returns required to be filed by the Company for all Straddle Periods (such Tax Returns, the "Straddle Period Tax Returns"). All Straddle Period Tax Returns shall be prepared and filed in a manner that is consistent with the prior practice of the Company, except as required by applicable Law. The Purchaser shall deliver or cause to be delivered drafts of all Straddle Period Tax Returns to the Seller for its review at least thirty
(30) days prior to the due date of any such Straddle Period Tax Return (taking into account valid extensions) and shall notify the Seller of the Purchaser's calculation of the Seller's share of the Taxes of the Company for any such Straddle Periods (determined in accordance with Section 6.3(c)); provided, however, that such drafts of any such Straddle Period Tax Returns and such calculations of the Seller's share of the Tax liability for such Straddle Period (determined in accordance with Section 6.3(c)) shall be subject to the Seller's review and approval, which approval shall not be unreasonably withheld or delayed. If the Seller disputes any item on such Straddle Period Tax Return, it shall notify the Purchaser (by written notice within fifteen (15) Business Days of receipt of the Purchaser's calculation) of such disputed item (or items) and the basis for its objection. If the Seller does not object by written notice within such period, the Purchaser's calculation of the Seller's share of the Taxes for such Straddle Period shall be deemed to have been accepted and agreed upon, and final and conclusive, for all purposes hereof. The Purchaser and the Seller shall act in good faith to resolve any such dispute prior to the date on which the Tax Return is required to be filed. If the Purchaser and the Seller cannot resolve any disputed item, the item in question shall be resolved by an independent auditor mutually acceptable to the Purchaser and the Seller as promptly as practicable. The fees and expenses of the independent auditor shall be paid fifty percent (50%) by the Purchaser and fifty percent (50%) by the Seller. No later than three (3) days prior to the filing of such Straddle Period Tax Return, the Seller shall pay to the Purchaser in immediately available funds the amount of the Seller's share of the Tax liability for the Straddle Period determined pursuant to this Section 6.1(b) and in accordance with the principles of Section 6.3(c). Subject to the preceding sentence and Section 6.3(a), the Purchaser shall pay or cause to be paid all Taxes due and payable in respect of all such Straddle Period Tax Returns.

     Section 6.2 Section 338(h)(10) Election.

          (a) The Purchaser, the Seller and their respective Affiliates shall jointly make a timely and effective election provided for by Section 338(h)(10) of the Code and Section 1.338(h)(10)-1 of the Treasury Regulations and any comparable election under state, local or foreign Tax Law with respect to the purchase of the capital stock of the Company (each, an "Election" and collectively, the "Elections"). The Purchaser, the Seller and their respective Affiliates shall cooperate with each other to take all actions necessary and appropriate, including filing such additional forms, returns, elections, schedules and other documents as may be required to effect and preserve timely Elections in accordance with the provisions of Section 338(h)(10) of the Code and Section 1.338(h)(10)-1 of the Treasury Regulations (and any comparable provisions of state, local or foreign Tax Law) or any successor provisions. Specifically, the Seller and the Purchaser shall, within five (5) days prior to the date such forms are required to be filed under applicable law, exchange completed and executed copies of the Internal Revenue Service Forms 8023 and 8883, required schedules thereto, and any similar state, local or foreign forms. If changes are required in any of these forms as a result of information which is first available after the date on which any such form is completed and executed pursuant to the preceding sentence, the parties will act in good faith to agree on such changes. The Seller, the Purchaser and their respective Affiliates shall report the purchase by the Purchaser of the Shares of the Company consistent with the Election and shall take no position inconsistent therewith in any Tax Return, any proceeding before any Tax authority or otherwise.

          (b) In connection with the Elections, within ninety (90) days after the Closing, the Purchaser (or its Affiliate) shall provide to the Seller the proposed manner in which the "aggregate deemed sales price," as defined in Treasury Regulation Section 1.338-4, with respect to the Company shall be allocated among its assets, which allocations shall be made in accordance with
Section 338(b) of the Code and any applicable Treasury Regulations and shall reflect the Share Purchase Price. Within fifteen (15) Business Days following the receipt of such proposed allocations, the Seller shall have the right to object to such allocations (by written notice to the Purchaser), and if the Seller objects, it shall notify the Purchaser (in such written notice) of such disputed item (or items) and the basis for its objection and the Purchaser and the Seller shall act in good faith to resolve any such dispute for the thirty (30) day period thereafter. If the Seller does not object by written notice within such period, such proposed allocations shall be deemed to have been accepted and agreed upon, and final and conclusive, for all purposes of this Agreement; provided, however, that such proposed allocation shall be subject to adjustment upon and as a result of the final determination of the Share Purchase Price (taking into account any adjustments pursuant to Section 2.4 hereof). If, within thirty (30) days of the Seller's delivery of a notice of objection, the parties have not reached an agreement regarding such allocations, the dispute shall be presented to an independent accounting firm mutually agreed upon by the Seller and the Purchaser, whose determination shall be binding on both parties. The parties shall endeavor to cause the accounting firm to make a determination within thirty (30) days but in no event later than five (5) days prior to the date the Internal Revenue Service Forms 8023 and 8883 are required to be filed under applicable law. The fees and expenses of such accounting firm shall be paid fifty percent (50%) by the Seller and fifty percent (50%) by the Purchaser (or their Affiliate). As promptly as practicable after the final determination of the adjustments pursuant to Section 2.4 of the Agreement, the Purchaser (or its Affiliate) shall provide Seller with any adjustments to the proposed allocation previously determined and finalized pursuant to Section 6.2 of this Agreement and any such adjustments resulting from Section 2.4 of this Agreement shall be determined in accordance with the principles of this Section 6.2(b). The Seller, the Purchaser and their respective affiliates shall (i) be bound by any such allocation for purposes of determining any Taxes, (ii) prepare and file their Tax Returns on a basis consistent with such determination of the aggregate deemed sales price and such allocations and (iii) take no position inconsistent with such determination and allocations on any applicable Tax Return, in any proceeding before any Tax authority or otherwise. In the event that any of the allocations are disputed by any Tax authority, the party receiving notice of the dispute shall promptly notify the other party concerning resolution of the dispute.

     Section 6.3 Tax Indemnification.

          (a) Subject to Section 6.5, the Seller shall indemnify, defend, and hold harmless the Purchaser Indemnified Parties from and against (without duplication of any amounts paid pursuant to Section 7.2 or this Section 6.3):

               (i) all liabilities for Taxes of or imposed on the Seller or any of its Affiliates (not including, solely for purposes of this Section 6.3(a)(i), the Company);

               (ii) all liabilities for Transfer Taxes required to be paid by the Seller pursuant to Section 6.6 of this Agreement;

               (iii) all liabilities for Taxes imposed upon the Company with respect to any taxable period ending on or before the Closing Date ("Pre-Closing Periods"), and for any taxable period beginning on or before the Closing Date and ending after the Closing Date ("Straddle Periods") but only with respect to the portion of such Straddle Period ending on the

Closing Date and as determined in the manner provided in Section 6.3(c) of this Agreement (including, without limitation, all Taxes related to any Election and the transactions contemplated pursuant to Section 3.22 of this Agreement but excluding any Taxes resulting from any transaction that is not in the ordinary course of business that occurs on the Closing Date but after the Closing and is not contemplated by this Agreement);

               (iv) all liabilities for Taxes imposed on the Company under section 1.1502-6 of the Treasury Regulations (and corresponding provisions of state, local, or foreign Law) as a result of having been a member of any federal, state, local or foreign consolidated, unitary, combined or similar group for any taxable period ending on or before, or that includes, the Closing Date;

               (v) all liabilities for Taxes imposed on or related or attributable to the Excluded Companies, Listing Exchange, LLC or Mortgage LLC;

               (vi) all liabilities (including reasonable out-of-pocket expenses) arising from any breach by the Seller or its Affiliates of any of the covenants and obligations contained in this Article VI;

               (vii) all liabilities (including reasonable out-of-pocket expenses) arising from the breach or inaccuracy of the representation and warranty set forth in Section 3.12(e) of this Agreement; and

               (viii) all liabilities relating to net Tax liabilities imposed on the Company as a result of the transactions or any action contemplated pursuant to Section 5.10 hereof.

          (b) The Purchaser shall indemnify, defend and hold harmless the Seller Indemnified Parties from and against (without duplication of any amounts paid pursuant to Section 7.3): (i) all liabilities for Taxes of or imposed on the Purchaser and its Affiliates (not including, for purposes of this Section 6.3(b)(i), the Company), (ii) all liabilities for Taxes of the Company for any taxable period beginning after the Closing Date ("Post-Closing Periods"), (iii) all liabilities for Taxes of the Company for any Straddle Period but only with respect to the portion of such Straddle Period beginning after the Closing Date, as determined in the manner provided in Section 6.3(c) of this Agreement, (iv) all liabilities (including reasonable out-of-pocket expenses) arising from any breach by the Purchaser or its Affiliates (including, after the Closing, the Company) of any of the covenants and obligations contained in this Article VI, and (v) all liabilities for Transfer Taxes required to be paid by the Purchaser pursuant to Section 6.6.

          (c) For purposes of this Section 6.3, in order to apportion appropriately any Taxes relating to a Straddle Period, the parties hereto shall, to the extent required or permitted under applicable Law, treat the Closing Date as the last day of the taxable year or period of the Company for all Tax purposes. In any case where applicable Law does not permit the Company to treat the Closing Date as the last day of the taxable year or period, the portion of any Taxes that are allocable to the portion of the Straddle Period ending on the Closing Date shall be:

               (i) in the case of Taxes that are imposed on a periodic basis (such as real property taxes), deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the Straddle Period ending on (and including) the Closing Date and the denominator of which is the number of calendar days in the entire relevant Straddle Period; and

               (ii) in the case of Taxes not described in (i) (such as (x) taxes that are based upon or measured by income or receipts or imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) and (y) payroll and similar Taxes), deemed equal to the amount that would be payable if the taxable year or period ended on the Closing Date.

          (d) All amounts payable or to be paid under this Section 6.3 (the "Tax Indemnity Payments") shall be paid in immediately available funds within five
(5) Business Days after the later of (i) the receipt of a written request from the Indemnified Party entitled to such Tax Indemnity Payment and (ii) the date payment of the amount that is the subject of the Tax Indemnity Payment by the Indemnified Party entitled to receive the Tax Indemnity Payment is due to the relevant Taxing Authority. Notwithstanding the foregoing, in the case of a Tax that is contested with a Tax authority in accordance with Section 6.5 of this Agreement, the day of payment will not be earlier than three (3) days after the date a "determination" (as defined in Section 1313(a) of the Code) has occurred. Any amounts that are not paid within such required period shall accrue interest at an annual rate of three percent (3%) per year.

          (e) In connection with this Article VI, the Seller hereby (i) waives any right of contribution or indemnification or similar right it may have against the Company for any amounts paid by the Seller hereunder, and (ii) waives any defense based on fault of the Company.

          (f) Any amounts payable pursuant to this Section 6.3 shall be subject to the provisions of Section 7.5(d) of this Agreement.

     Section 6.4 Tax Refunds. The Purchaser shall pay to the Seller (a) all refunds or credits of Taxes (including any interest in respect thereof) received by the Purchaser or the Company after the Closing Date and attributable to Taxes paid by the Company with respect to a Pre-Closing Period and (b) a portion of all refunds or credits of Taxes (including any interest in respect thereof) received by the Purchaser or the Company after the Closing Date and attributable to Taxes paid by the Company with respect to any Straddle Period (such portion to be allocated consistent with the principles set forth in Section 6.3(c)), in each case, net of any Taxes imposed on the portion of such refund treated as interest income arising in a Post-Closing Period; provided, however, that the Seller shall not be entitled to any refund attributable to a carryback to a Pre-Closing Period or Straddle Period of a Tax attribute of the Company that arises in a period or portion thereof beginning after the Closing Date. Any such refunds or credits required to be paid by the Purchaser to the Seller shall be paid within five (5) Business

Days of the receipt of any such refunds or credits by Purchaser, the Company, or any of their Affiliates. Upon Seller's reasonable request, the Purchaser shall cooperate with the Seller to amend any Tax Return of the Company relating to a Pre-Closing Period (including in the preparation and filing of such amended Tax Return) if such amendment would entitle the Seller to a refund or credit for such Pre-Closing Period (and the Seller shall reimburse Purchaser for any reasonable out-of-pocket expenses incurred by Purchaser or its Affiliates in connection with the Purchaser's (or its Affiliates') cooperation in the preparation and filing of such Tax Return); provided, however, that (i) any such amended Tax Return must be prepared and filed in accordance with applicable law,
(ii) Seller shall submit a draft of any amended Tax Return to be filed by the Company on a stand-alone basis to the Purchaser for its review at least five (5) Business Days prior to the filing of such amended Tax Return, and (iii) such amendment shall not have any adverse effect upon any Taxes or Tax Returns of the Purchaser or any of its Affiliates (including the Company) for any taxable period for which the Seller is not required to indemnify the Purchaser pursuant to this Agreement. Notwithstanding the preceding sentence, the Purchaser agrees to cooperate with Seller (and shall cause its Affiliates (including the Company) to cooperate with Seller) in the event that Seller elects to pursue a redetermination of New York State franchise and/or income Taxes of the Company for any Pre-Closing Tax Period on a combined unitary basis with the Seller and certain of its Affiliates, and Purchaser acknowledges that such redetermination will not have an adverse effect on Purchaser or its Affiliates (including the Company) in a Post-Closing Tax Period. The Seller shall keep the Purchaser reasonably informed of developments with respect to any such pursuit of a redetermination; provided that nothing herein shall require the Seller to provide the Purchaser with copies of Tax Returns of the Seller or any affiliated, combined or unitary group of which Seller or any of its Affiliates are a member, even if such combined, affiliated or unitary group includes the Company. For purposes of this Section 6.4, a credit shall be treated as having been received not prior to the time such credit has been applied to reduce Taxes that would otherwise have been required to be paid.

     Section 6.5 Tax Indemnification Procedures.

          (a) If a notice of deficiency, proposed adjustment, adjustment, assessment, audit, examination or other administrative or court proceeding, suit, dispute or other claim (a "Tax Claim") shall be delivered or sent to or commenced or initiated against the Company by any Tax authority with respect to Taxes for which a Purchaser Indemnified Party is entitled to indemnification from the Seller, the Purchaser Indemnified Party shall promptly notify the Seller in writing of the Tax Claim, and shall include a copy of the relevant Tax Claim notice; provided, that the failure by a Purchaser Indemnified Party to promptly notify the Seller of any such notice shall not release the Seller from its obligations under this Article VI in whole or in part except to the extent that the Seller is materially and adversely prejudiced as a consequence of such failure.

          (b) With respect to Tax Claims of or relating to Taxes of the Company for any Pre-Closing Period, the Seller may, upon written notice to the Purchaser (such written notice to be provided within thirty (30) days after notice of the Tax Claim has been given to the Seller), assume and control the defense of such Tax Claim at its own cost and expense and with its own counsel and, subject to the provisions below, may (i) pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Tax authority, (ii) either pay the Tax claimed and sue for a refund where applicable Law permits such refund suits or (iii) contest, settle or compromise the Tax Claim in any permissible manner, and the Purchaser and its Affiliates agree to cooperate with the Seller in pursuing such contest. If the Seller elects to assume the defense of any such Tax Claim, notwithstanding anything to the contrary contained herein, (i) the Seller shall not enter into any settlement with respect to any such Tax Claim without the Purchaser's (or its Affiliate's) prior written consent, which consent shall not be unreasonably withheld or delayed, if such settlement could reasonably be expected to increase the Tax liability of the Purchaser (or any of its Affiliates) for any taxable period for which the Seller has not indemnified the Purchaser pursuant to Section 6.3; (ii) the Seller shall keep the Purchaser reasonably informed of all material developments and events relating to such Tax Claim (including reasonably promptly forwarding copies to the Purchaser of any related correspondence and shall use reasonable efforts to provide the Purchaser with an opportunity to review and comment on any material correspondence before the Seller sends such correspondence to any Tax Authority); and (iii) at its own cost and expense, the Purchaser (or its Affiliate) shall have the right to participate in (but not to control) the defense of such Tax Claim.

          (c) In connection with the contest of any Tax Claim that relates to
(i) any taxable Period beginning after the Closing Date and (ii) any Tax Claim that the Seller has the ability to control but does not timely elect to control pursuant to Section 6.5(b), such contest shall be controlled by the Purchaser (and the Seller shall reimburse Purchaser and its Affiliates for reasonable out-of-pocket expenses incurred by Purchaser or its Affiliates relating to a Tax Claim described in clause (ii)), and the Seller agrees to cooperate fully with the Purchaser and its Affiliates in pursuing such contest; provided, however, that none of the Purchaser, the Company nor any of their Affiliates shall enter into any settlement with respect to a Tax Claim relating to a Pre-Closing Period or Straddle Period without the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed. In connection with any contest that relates to Section 6.5(c)(ii) hereof, the Purchaser or its Affiliate shall keep the Seller informed of all material developments and the Seller, at its own cost and expense, shall have the right to participate (including participation in any relevant meetings) in (but not control) the defense of such Tax Claim. Nothing contained herein shall be construed as limiting the Purchaser's (or any the Purchaser Indemnified Party's) right to indemnification under this Article VI.

          (d) The Purchaser and Seller shall jointly control (at each party's own cost) all proceedings in connection with any Tax Claim relating solely to a Straddle Period. The parties agree to cooperate with each other in pursuing any such contest and neither Purchaser nor Seller shall (or shall permit any of their Affiliates to) settle a Tax Claim relating solely to a Straddle Period without the other party's prior written consent, which consent shall not be unreasonably withheld or delayed.

          (e) Notwithstanding anything to the contrary in this Agreement, the procedure for indemnification claims with regard to Taxes of or relating to the Company shall be governed exclusively by this Section 6.5.

     Section 6.6 Transfer and Similar Taxes. Notwithstanding any provision of this Agreement to the contrary, the Seller and the Purchaser shall each pay one-half of all sales, value added, use, privilege, transfer, documentary, gains, stamp, duties, recording and similar Taxes and fees (including any penalties, interest or additions) imposed upon any party incurred as a result of the sale of the Shares (collectively, the "Transfer Taxes"), and the Seller and the Purchaser agree to jointly prepare and timely file all necessary Tax Returns and other documentation with respect to, any Transfer Tax.

     Section 6.7 Termination of Tax Indemnification Agreements. The Seller hereby agrees and covenants that any and all Tax Indemnification Agreements that may have been entered into by the Seller or its Affiliates and the Company shall be terminated on or before the Closing Date, and no payments to or from the Company pursuant to any such Tax Indemnification Agreement shall be made after such termination. Except for powers of attorney listed on Schedule 3.12(a)(ix), the Seller hereby agrees and covenants that any and all powers of attorney granted by the Company shall be terminated on or before the Closing Date.

     Section 6.8 Conflicts; Survival. Notwithstanding anything to the contrary contained in this Agreement, each of the provisions set forth in this Article VI shall survive (30) days after the expiration of applicable statute of limitations (taking into account all valid extensions) for the applicable Taxes or Tax Return to which the provision relates, provided, however, in the event notice of any claim for indemnification under Section 6.3 of this Agreement shall have been given within the applicable survival period, the provisions that are the subject of the indemnification claim shall survive with respect to such claims until such time as such claim is finally resolved. In the event of a conflict between this Article VI and any other provision of this Agreement, this
Article VI shall govern and control. In the event of a conflict between this
Article VI and Section 5.5 of the License Agreement, Section 5.5 of the License Agreement shall govern and control.

     Section 6.9 Tax Treatment. The parties hereto agree to treat any payment made pursuant to this Article VI and Article VII as an adjustment to the Purchase Price for all Tax purposes, except as required under applicable law.

     Section 6.10 Assistance and Cooperation. After the Closing, the Seller and the Purchaser shall, subject to the other provisions of this Article VI:

          (a) assist (and cause their respective Affiliates to assist) the other party in preparing any Tax Returns (including extensions thereof and executing powers of attorney with respect thereto) which such other party is responsible for preparing and filing in accordance with this Article VI;

          (b) cooperate fully in preparing for any audits of, or disputes with Tax authorities regarding, any Tax Returns with respect to the Company;

          (c) promptly make available to each other and to any Tax authority, upon either party's reasonable request, all information, records, and documents relating to the Taxes of the Company;

          (d) provide timely notice to the other in writing of any pending or threatened tax audits or assessments with respect to the Company for which the other may have a liability under this Article VI;

          (e) furnish the other with copies of all material correspondence received from any Tax authority in connection with any Tax audit or information request with respect to any taxable period for which the other may have a liability under this Article VI; and

          (f) The Purchaser, the Seller, the Company and their Affiliates shall retain (or cause to be retained) all books and records with respect to Tax matters pertinent to the Company relating to any Pre-Closing Period or Straddle Period until the expiration of the relevant statutory period of limitations for the assessment of Tax. Purchaser shall notify Seller in writing prior to disposing of any such books and records and, at Seller's request, shall provide Seller with copies of any such documents.

     Section 6.11 Limitations on Actions that Can Increase Pre-Closing Period or Straddle Period Taxes. Neither the Purchaser nor any of its Affiliates (including, after the Closing, the Company) shall (i) make or change any Tax election applicable to any Pre-Closing Period or Straddle Period, provided, however that the Purchaser and its Affiliates shall be entitled to make an Election with respect to the Company, (ii) amend or file any Tax Return relating to a Pre-Closing Period or Straddle Period except as contemplated by this
Article VI, and (iii) except as contemplated pursuant to this Article VI, take any action relating to a Pre-Closing Period or Straddle Period that results in any increased Tax liability (including, without limitation, a reduction in a refund) or reduction of any Tax asset of Seller or the Company in respect of a Pre-Closing Tax Period or the portion of any Straddle Period ending on the Closing Date.

                                   ARTICLE VII
                          SURVIVAL AND INDEMNIFICATION

     Section 7.1 Survival of Representations and Warranties. Each of the representations and warranties made by the parties in this Agreement shall terminate on March 31, 2006; provided, however, that (i) the representations and warranties contained in Sections 3.5(j), 3.12 and 3.13 (but only with respect to compliance by the Company and the Seller (with respect to the Business) with ERISA) shall survive the Closing until thirty (30) days following the expiration of the applicable statute of limitations (taking into account all valid extensions), (ii) the representations and warranties contained in Section 3.19, which shall survive until three years after the Closing Date, and (iii) the representations and warranties contained in Sections 3.1, 3.2, 3.10(c), 3.21, 4.1, 4.2, 4.6, 4.7 and the third sentence of Section 3.6(a) (with respect to title to assets) shall survive the Closing and remain in full force and effect without termination. In the event notice of any claim for indemnification under Sections 7.2(i) or 7.3(i) of this Agreement shall have been given (within the meaning of Section 9.1) within the applicable survival period, the representations and warranties that are the subject of such indemnification claim shall survive with respect to such claims until such time as such claim is finally resolved. The covenants and agreements of the parties set forth in this Agreement and the indemnification obligations of the parties hereunder shall survive indefinitely until their final fulfillment except as expressly provided herein.

     Section 7.2 Indemnification by the Seller.

          Subject to the other provisions of this Article VII, the Seller shall indemnify, defend and hold harmless the Purchaser, the Company, and their respective Affiliates, the representatives and agents thereof, and each of the successors and assigns of any of the foregoing (collectively, the "Purchaser Indemnified Parties") from and against any and all costs, expenses, losses, damages and liabilities other than costs, expenses, losses, damages and liabilities relating to Taxes which shall be governed solely by Section 6.3 (but including reasonable attorneys' fees and expenses) ("Damages") suffered by any of the Purchaser Indemnified Parties, to the extent resulting from or arising out of, relating to or incurred with respect to (without duplication of any amounts paid pursuant to Article VI hereof or Article XIII of the License Agreement):

               (i) without duplication of any amounts paid pursuant to clauses
(iii), (iv) or (v) of Section 7.2, any breach of any representation or warranty of the Seller contained in this Agreement (other than with respect to any representation or warranty set forth in Section 3.5(e) (relating solely to Taxes), Section 3.5(j) or Section 3.12);

               (ii) any breach of any covenant or agreement of the Seller contained in this Agreement other than any covenant or agreement contained in
Article VI;

               (iii) without duplication of any amounts paid pursuant to clause
(i) of Section 7.2 or Section 6.3, any liabilities to the extent arising out of or resulting from the Mortgage LLC, the Mortgage LLC Contracts or the termination thereof, except for any liabilities to the extent arising out of any action taken or omitted to be taken by the Purchaser Indemnified Parties or any of their Affiliates not in compliance with the provisions of Section 5.10(a);

               (iv) without duplication of any amounts paid pursuant to clauses
(i) or (v) of Section 7.2, any Indemnified Benefits Liabilities and the Plans;

               (v) without duplication of any amounts paid pursuant to clauses
(i), (iii) or (iv) of Section 7.2 and subject to Schedule 7.2(v), any liabilities with respect to any litigation, legal action, arbitration, proceeding, demand or claim or known investigation arising out of or resulting from the conduct of the Business or any other action or failure to act by the Company at or prior to the Closing, excluding any such liabilities (A) included in the final calculation of the Closing Date Indebtedness or the Closing Date Working Capital or (B) arising out (1) the failure of the Company or Seller to obtain any consent or approval or provide notice under any agreement or Permit to which the Company or the Business is a party or by which any of the


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

Company's assets are bound or (2) the loss of a benefit under any agreement or Permit to which the Company or the Business is a party or by which any of the Company's assets are bound, in each case in connection with the consummation of the transactions contemplated hereby or compliance by the Seller with any of the provisions hereof (none of which liabilities under clause (B) of this clause
(v), whether or not related to Litigation, shall be indemnifiable by Seller under this clause (v));

               (vi) the Excluded Business; and

               (vii) without duplication of any amounts paid pursuant to clauses
(i) or (v) of Section 7.2 or Section 6.3, the Excluded Companies.

          Notwithstanding anything in this Agreement to the contrary, it is hereby understood that for purposes of this Section 7.2, (i) all Seller Material Adverse Effect exceptions and qualifications set forth in any representation or warranty (except Section 3.5(a)) of the Seller in this Agreement and (ii) the knowledge qualifications included in (A) the second sentence of Section 3.6(a),
(B) the first sentence of Section 3.10(a) and (C) Section 3.19 and (iii) the exception contained in Section 3.19(c) for information included in Schedule 3.19(a), shall be disregarded.

     Section 7.3 Indemnification by the Purchaser.

          Subject to the other provisions of this Article VII, the Purchaser shall indemnify, defend and hold harmless the Seller and its Affiliates, the representatives and agents thereof, and each of the successors and assigns of any of the foregoing (collectively, the "Seller Indemnified Parties"), from and against any Damages suffered by the Seller Indemnified Parties resulting from, arising out of, relating to or incurred with respect to (without duplication of any amounts paid pursuant to Article VI of this Agreement or Article XIII of the License Agreement):

               (i) any breach of any representation or warranty of the Purchaser contained in this Agreement;

               (ii) any breach of any covenant or agreement of the Purchaser contained in this Agreement other than any covenant or agreement contained in
Article VI; and

               (iii) subject to Schedule 7.3(iii), the conduct of the Purchaser Business after the Closing or any action, omission or condition existing with respect thereto at any time after the Closing (except to the extent that the Purchaser Indemnified Parties are entitled to indemnification therefor under
Section 7.2 without giving effect to the limitations included in Section 7.4, and except to the extent Seller is responsible for any such Damages under the Transition Services Agreement).

Notwithstanding anything in this Agreement to the contrary, it is hereby understood that for purposes of this Section 7.3, all Purchaser Material Adverse Effect exceptions and qualifications


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

set forth in any representation or warranty of the Purchaser in this Agreement shall be disregarded.

     Section 7.4 Limitations on Indemnification. Anything contained in this Agreement to the contrary notwithstanding:

          (a) in no event shall the Seller be liable for, or required to make any payment:

               (i) pursuant to clause (i) of Section 7.2 (other than with respect to any breach of any of the representations and warranties of Seller set forth in Sections 3.1, 3.2, 3.10(c), 3.19, 3.21 and 3.22, which shall not be subject to the Seller Deductible Amount (as defined below)) for any indemnifiable Damages suffered by the Purchaser Indemnified Parties unless and until the aggregate dollar amount of all such Damages, taken together with the aggregate dollar amount of all indemnifiable Damages suffered by the Licensee Indemnified Parties (as such term is defined in the License Agreement) under
Section 13.2(i) with respect to breaches of representation or warranties of the License Agreement, exceeds $1,000,000 (the "Seller Deductible Amount"), and then only to the extent of such excess, provided that Damages indemnified hereunder in respect of claims made by the Purchaser Indemnified Parties with respect to breaches of any of the representations and warranties set forth in set forth in Sections 3.1, 3.2, 3.10(c), 3.19, 3.21 and 3.22 and in Section 8.1(a) of the
License Agreement shall be disregarded for purposes of determining whether the aggregate Damages exceed the Seller Deductible Amount as described above.

               (ii) pursuant to clause (i) of Section 7.2 (other than with respect to breaches of any of the representations and warranties set forth in
Section 3.1, 3.2, 3.21 and 3.22, which shall not be subject to the limitation set forth in this Section 7.4(a)(ii)) for any indemnifiable Damages suffered by the Purchaser Indemnified Parties in excess of $30,000,000 (the "Seller Cap Amount");

               (iii) pursuant to clause (i) of Section 7.2 for any indemnifiable Damages suffered by the Purchaser Indemnified Parties to the extent such Damages are also indemnifiable under any of clauses (iii), (iv), (v) and (vi) of Section 7.2;

               (iv) with respect to any item or amount to the extent a reduction in the Share Purchase Price was made because such item or amount was included in the definition of "Indebtedness" for purposes of calculating the Estimated Indebtedness or the Closing Date Indebtedness or was included in the definition of "Current Liabilities" for purposes of calculating the Estimated Working Capital or the Closing Date Working Capital, and any such items or amounts shall be excluded in determining whether the aggregate Damages exceed the Seller Deductible Amount pursuant to Section 7.4(a)(i) or the Seller Cap Amount for purposes of Section 7.4(a)(ii);

               (v) pursuant to clause (i) of Section 7.2 with respect to any breach of any representation or warranty of the Sellers contained in Sections 3.1, 3.2, 3.21 and 3.22 for any


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

indemnifiable Damages suffered by the Purchaser Indemnified Parties in excess of one hundred percent (100%) of the Share Purchase Price;

               (vi) pursuant to Section 7.2 for any indemnifiable Damages suffered by the Purchaser Indemnified Parties (A) to the extent arising out of any indemnifiable matter unless a claim therefor is asserted specifying in good faith, in reasonable detail and in writing by the applicable Purchaser Indemnified Parties within the time period that such indemnifiable matter survives in accordance with Section 7.1, failing which such claim shall be waived and extinguished, (B) to the extent arising out of any legislation not in force at Closing or any change of Law or administrative practice, which takes effect retroactively to periods prior to the Closing, (C) which are merely estimates of Damages and not actual Damages or (D) to the extent that the indemnifiable Damages have been incurred as a result of any failure by the Purchaser Indemnified Parties to mitigate such Damages as required by applicable law;

          (b) in no event shall the Purchaser be liable for, or required to make any payment pursuant to,

               (i) clause (i) of Section 7.3 (other than with respect to any breach any of the representations and warranties of the Purchaser set forth in
Section 4.1, 4.2, 4.6 and 4.7 which shall not be subject to the Purchaser Deductible Amount (as defined below)) for any indemnifiable Damages suffered by the Seller Indemnified Parties unless and until the aggregate dollar amount of all such Damages, taken together with the aggregate dollar amount of all indemnifiable Damages suffered by the Licensor Indemnified Parties (as such term is defined in the License Agreement) under Section 13.1(i) with respect to breaches of representation or warranties of the License Agreement, exceeds $1,000,000 (the "Purchaser Deductible Amount"), and then only to the extent of such excess, provided that Damages indemnified hereunder in respect of claims made by the Seller Indemnified Parties with respect to breaches of any of the representations or warranties set forth in Section 4.1, 4.2, 4.6 and 4.7, and in
Section 8.2(a) of the License Agreement shall be disregarded for purposes of determining whether the aggregate Damages exceed the Purchaser Deductible Amount as described above; and

               (ii) clause (i) of Section 7.3 (other than with respect to breaches of any of the representations and warranties set forth in Section 4.1, 4.2, 4.6 and 4.7, which shall not be subject to the limitation set forth in this
Section 7.4(b)(ii)) for any indemnifiable Damages suffered by the Seller Indemnified Parties in excess of $30,000,000.

               (iii) pursuant to clause (i) of Section 7.3 with respect to any breach of any representation or warranty of the Sellers contained in Sections 4.1, 4.2, 4.6 and 4.7 for any indemnifiable Damages suffered by the Seller Indemnified Parties in excess of one hundred percent (100%) of the Share Purchase Price;

               (iv) pursuant to Section 7.3 for any indemnifiable Damages suffered by the Seller Indemnified Parties (A) which are merely estimates of Damages and not actual Damages or (B) to the extent that the indemnifiable Damages have been incurred as a result of any failure by the Purchaser Indemnified Parties to mitigate such Damages as required by applicable law;

          (c) In connection with this Section 7.4, the Seller hereby (i) waives any right of contribution or indemnification or similar right they may have against the Company any amounts paid by the Seller hereunder and (ii) waives any defense based on fault of the Company, in each case solely to the extent arising out of or resulting from events, circumstances, actions or failures to act occurring or existing prior to the Closing.

     Section 7.5 Notice and Resolution of Claim

          (a) The Seller Indemnified Parties or the Purchaser Indemnified Parties to be indemnified hereunder (each, an "Indemnified Party"), as the case may be, shall promptly give written notice to the indemnifying party (the "Indemnifying Party") after obtaining knowledge of any third party claim against the Indemnified Party (including, in the case of the Purchaser, any such claim against the Company of the type generally covered by errors and omissions insurance policies) as to which recovery may be sought against the Indemnifying Party because of the indemnities set forth in Sections 7.2 or 7.3, specifying in good faith and in reasonable detail the third party claim including, to the extent reasonably practicable, an estimate of Damages claimed, and the basis for indemnification; provided, that the failure of an Indemnified Party promptly to notify the Indemnifying Party of any such matter shall not release the Indemnifying Party, in whole or in part, from its obligations under this Article VII except to the extent the Indemnified Party's failure to so notify in breach of this Section 7.5 actually prejudices the Indemnifying Party. The Indemnifying Party shall have the right to assume the defense of any such third party claim at its own cost and expense with counsel selected by the Indemnifying Party (as to which the Indemnified Party has not promptly and reasonably objected) by giving written notice to the Indemnified Party of its intention to assume such defense within the lesser of (i) thirty (30) days after notice thereof has been given to the Indemnifying Party, and (ii) five (5) Business Days prior to the date required to answer or respond to any such claim (the "Election Period"). Commencing on the beginning of and during the Election Period, the Indemnified Party agrees to make available to the Indemnifying Party and its authorized representatives the information relied upon by the Indemnified Party to substantiate the third party claim, as well as any other information bearing thereon reasonably requested by the Indemnifying Party. If the Indemnifying Party fails to notify the Indemnified Party of its election to assume the defense of any such third party claim within the Election Period, then the Indemnified Party shall defend or settle such third party claim in a diligent and commercially reasonable manner and in good faith and may settle such third party claim on such terms as the Indemnified Party may deem appropriate; provided, however, that such Indemnified Party shall not, in defense of such a third party claim, be permitted to admit any liability with respect to, or consent to the entry of any judgment or enter into any settlement with respect to, any such third party claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed), and the Indemnifying Party will not be subject to any liability for any such admission, settlement, compromise, discharge or consent to judgment made by an Indemnified Party without such prior written consent of the Indemnifying Party. An


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

Indemnifying Party may participate in (but not control) any defense assumed by an Indemnified Party pursuant to this Section 7.5(a), and an Indemnifying Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, an Indemnifying Party shall have the right to assume the defense of such third party claim at any time prior to settlement, compromise or final determination thereof; provided, however, that an Indemnifying Party shall pay all fees and expenses incurred by an Indemnified Party prior to such Indemnifying Party's assumption of such defense.

          (b) If the Indemnifying Party assumes the defense of any such third party claim, the obligations of the Indemnifying Party under this Article VII shall include taking all steps deemed necessary by the Indemnifying Party, acting in good faith, in the investigation, defense or settlement of such third party claim (including the retention of legal counsel) and the Indemnifying Party shall, as a condition to assuming such defense, acknowledge that it will hold the Indemnified Party harmless from and against any and all Damages caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in such claim (subject to the applicable deductibles, caps and limitations set forth in Section 7.4). The Indemnifying Party shall notify the Indemnified Party as to the existence of any offers to settle such third party claim, and the Indemnifying Party shall not settle a third party claim if to the knowledge of the Indemnifying Party (after notifying and consulting with the Indemnified Party) such action would reasonably be expected to have a materially adverse impact on the Indemnified Party or the Business; otherwise the Indemnifying Party shall have full control of such defense and settlement, including any compromise or settlement thereof; provided, however, that such Indemnifying Party shall permit the Indemnified Party to participate in (but not control) such defense or settlement through separate counsel chosen by such Indemnified Party, with the fees and expenses of such participation and separate counsel borne solely by such Indemnified Party. The Indemnifying Party shall not, in the defense of a third party claim, make any payment of any of such claims, consent to the entry of any judgment or enter into any settlement with respect to any third party claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) unless the judgment or proposed settlement (i) involves only the payment of money damages and does not involve any finding or admission of any violation of law, (ii) includes, as an unconditional term thereof, a release of such Indemnified Party given by the claimant or the plaintiff from any liabilities arising from such third party claim, and (iii) does not impose an injunction or other equitable relief, directly or indirectly, upon such Indemnified Party or result in an admission of any wrongdoing by the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party in the defense or settlement thereof, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

          (c) Indemnified Parties and Indemnifying Parties shall cooperate reasonably in all aspects of any investigation, defense, pre-trial activities, trial compromise, settlement or discharge of any third party claim, including, without limitation, by providing the other party with reasonable access to employees, directors and officers (as witnesses) and other information.


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

          (d) With respect to any Damages as to which an Indemnified Party has the right to receive Recoveries, the Indemnified Party shall at its option either: (i) use commercially reasonable efforts to collect, at the Indemnifying Party's expense, any such Recoveries or (ii) assign any such right to receive Recoveries to the Indemnifying Party, to the extent any such claim is capable of assignment and without making any representation as to or bearing any responsibility for the effectiveness of such assignment. To the extent the Indemnified Party collects any Recoveries with respect to Damages, the amount of Damages to be paid by the Indemnifying Party shall be reduced by the amount of Recoveries so collected. In the event that the Indemnified Party collects any Recoveries with respect to Damages as to which the Indemnified Party previously received payments from the Indemnifying Party pursuant to this Article VII, the Indemnified Party shall transfer to the Indemnifying Party the amount of such Recoveries collected, up to the amount of Damages paid in connection therewith by the Indemnifying Party.

          (e) Notwithstanding anything to the contrary in this Agreement,
Section 6.5 shall apply exclusively to all third party claims with regard to Taxes of or relating to the Company.

     Section 7.6 Indemnity Payments. All indemnity payments owed under this
Article VII ("Indemnity Payments"), shall be paid in immediately available funds within ten (10) Business Days after final determination (which is final in the sense that it is no longer subject to appeal) and written request therefor by the Indemnified Party. All such Indemnity Payments shall be made to the accounts and in the manner specified in writing by the party entitled to such Indemnity Payments. Any amounts that are not paid within such ten day period shall accrue interest at an annual rate of three percent (3%).

     Section 7.7 Exclusive Remedy. Subject to Article VI, except to the extent arising from any fraud, the indemnification provided by this Article VII shall be the sole and exclusive remedy in respect of (i) any breach of any representation, warranty, agreement or covenant contained in this Agreement and
(ii) the transactions contemplated by this Agreement (other than the License Agreement and the transactions contemplated thereby). The forgoing shall not limit the parties' right to obtain specific performance in accordance with
Section 9.10 hereof with respect to breaches of agreement or covenant contained in this Agreement. In furtherance of the foregoing, each party hereby waives, to the fullest extent permissible under applicable Law, and agrees in any case not to assert in any action or proceeding of any kind, any and all rights, claims and causes of action it may now or hereafter have (including any such rights, claims or causes of action arising under or based upon common law or other Law) against any Indemnifying Party for any matter described in the previous sentence other than claims for indemnification asserted as permitted by and in accordance with the provisions set forth in this Article VI and Article VII.

                                  ARTICLE VIII
                                    GUARANTEE

     Section 8.1 Guarantee. Purchaser Guarantor hereby unconditionally and absolutely guarantees (this "Guarantee"), as a primary obligor and not merely as surety, the full and punctual payment and performance of all debts, obligations and liabilities, whether such


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

obligations are direct or indirect, absolute or contingent, now existing or subsequently arising, primary or secondary, now due or hereafter falling due, monetary or otherwise, of Purchaser or any Permitted Assignee under this Agreement, together with all costs of collection, compromise or enforcement, including reasonable attorneys' fees, incurred with respect to any such debt, obligations or liabilities, or with respect to this or any other guaranty of any of them, or with respect to a proceeding under the federal bankruptcy laws or any moratorium, insolvency, receivership, arrangement or reorganization law or an assignment for the benefit of creditors concerning Purchaser Guarantor, Purchaser or any Permitted Assignee, together with interest on all such costs of collection, compromise or enforcement from the date arising (collectively, the "Obligations"). Purchaser Guarantor further agrees that its liability under this Guarantee shall not be discharged, impaired, diminished or otherwise affected by any (i) extension, settlement, modification, compromise, waiver, release or renewal of any Obligation, in whole or in part or (ii) any modification or amendment or supplement to this Agreement. This Guarantee is a continuing guarantee, which shall apply to all Obligations which now exist or subsequently arise, whether or not notice of such Obligations is given to Purchaser Guarantor, whether or not any or all prior Obligations had been fully paid, performed and observed before any such Obligation arose, and notwithstanding Purchaser Guarantor's dissolution

     Section 8.2 Waiver of Notices, Etc. Purchaser Guarantor agrees that Seller shall not be required to give Purchaser Guarantor any notice pursuant to this Guarantee, and that no failure to give any notice shall discharge, impair, diminish or otherwise affect the liability which Purchaser Guarantor would have had under this Guarantee if notice had been given. Purchaser Guarantor waives:
(i) notice of acceptance of this Guarantee, (ii) notice of the incurring of additional or increased Obligations, (iii) notice of the application of any payment, transfer or recovery from security, (iv) presentment, demand and protest of any instrument, and notice thereof, (v) notice of nonpayment or other default under this Guarantee or under any Obligation, (vi) any right to demand public foreclosure sale of any security, (vii) notice of foreclosure, (viii) notice of any release, discharge, modification or failure to obtain any security for any of the Obligations, (ix) notice of any waiver by Seller of any of the terms, covenants or conditions of any of the Obligations, (x) notice of the granting of any indulgence or extension of time to Purchaser or any Permitted Assignee, (xi) notice of any modification, supplement or extension of any of the Obligations, (xii) notice of any agreement or arrangement with Purchaser, any Permitted Assignee or any other Person, (xiii) any right to exoneration or to require election of remedies, (xiv) all suretyship defenses and (xv) any other defenses or notice requirements which may exist at law or in equity. The obligations of Purchaser Guarantor under this Article VIII shall not be affected by (A) the failure of Seller to assert any claim or demand or to enforce any right or remedy against Purchaser or any Permitted Assignee under the provisions of this Agreement or (B) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement. Purchaser Guarantor further agrees that this Guarantee constitutes a guarantee of payment and performance when due and not of collection and waives any right to require that any resort be had by Seller to any other guarantee or any security held for payment or performance of the Obligations.


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

     Section 8.3 Reinstatement. Purchaser Guarantor agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance, or any part thereof, on any Obligation (including any payment pursuant to this Guarantee) is rescinded or must otherwise be restored by Seller upon the bankruptcy or reorganization of Purchaser or any Permitted Assignee or otherwise.

     Section 8.4 Waiver of Subrogation; Subordination. Purchaser Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for the Obligations, except when and so long as all of the Obligations have been fully paid, performed and observed, and have not been reinstated by reason of the avoidance of any transfer, the return of any payment, or otherwise. All present and future debts, obligations and liabilities of Purchaser or any Permitted Assignee to Purchaser Guarantor are hereby waived and postponed in favor of and subordinated to the full payment, performance and observance of the Obligations, and Purchaser Guarantor agrees to assign and deliver to Seller on request, as security for this Guarantee, (a) any such debts, obligations or liabilities, (b) any instruments or documents evidencing the same, (c) any security therefor and (d) any payments or transfers with respect thereto, or recoveries on security therefor, received by Purchaser Guarantor after default under any of the Obligations.

     Section 8.5 Successors and Assigns. The benefit of this Guarantee shall run to Seller and its heirs, personal representatives, successors and assigns. The burden of this Guarantee shall bind Purchaser Guarantor and its heirs, personal representatives, successors and assigns. This Guarantee shall apply to the Obligations of Purchaser and any Permitted Assignee and of such Person's heirs, personal representatives, successors and assigns, including the successor to any such Person upon any merger, consolidation, liquidation or dissolution of such Person and, including any transferee of all or substantially all of the assets of Purchaser or any Permitted Assignee to any Person which carries on the business of Purchaser or any such Permitted Assignee.

                                   ARTICLE IX
                                  MISCELLANEOUS

     Section 9.1 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by facsimile. Any such notice shall be deemed delivered (a) on the date delivered if by personal delivery, (b) on the date upon which receipt is signed or delivery is made, (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed by registered or certified mail, (d) on the next succeeding Business Day if sent by national courier service, or (e) on the date sent by facsimile if the appropriate facsimile confirmation is received by the sender.


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

          To the Seller:

               Sotheby's Holdings, Inc.
               1334 York Avenue
               New York, NY 10021
               Attention: Donaldson Pillsbury
               Telephone: (212) 606-7533
               Facsimile: (212) 606-7574

          With a copy to:

               Covington & Burling
               1330 Avenue of the Americas
               New York, NY 10019
               Attention: J.D. Weinberg, Esq.
               Telephone: (212) 841-1037
               Facsimile: (646) 441-9037

          To the Purchaser or Purchaser Guarantor:

               Cendant Corporation
               9 West 57th Street, 37th Floor
               New York, NY 10019
               Attention: Eric J. Bock
               Telephone: (212) 413-1836
               Facsimile: (212) 413-1922

               and

               NRT Incorporated
               339 Jefferson Road
               P.O. Box 259
               Parsippany, New Jersey 07054
               Attention: Kenneth D. Hoffert, Esq.
               Telephone: 973-240-5052
               Facsimile: 973-240-5059


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

          With a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               Four Times Square
               New York, New York 10036
               Attention: David Fox, Esq.
                          Thomas W. Greenberg, Esq.
               Telephone: 212-735-3000
               Facsimile: 212-735-2000

     Section 9.2 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Purchaser and the Seller or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     Section 9.3 Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties; provided that the either party may assign any of its rights and obligations hereunder (other than the right to purchase any of the Shares), in whole or in part, to any Subsidiary for so long as it remains a Subsidiary, without obtaining the consent of the other party, and any such assignment shall not relieve the assigning party of its obligations hereunder; provided, further, that any such assignment shall not increase the indemnifiable Damages to which such assignee may seek indemnifications or otherwise increase any obligations hereunder of the non-assigning party.

     Section 9.4 Entire Agreement. This Agreement (including all Exhibits and Disclosure Schedules which are an integral part hereof), the Related Agreements and the other agreements, documents and instruments delivered in connection herewith contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

     Section 9.5 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Purchaser, the Purchaser Indemnified Parties, the Seller, the Seller Indemnified Parties, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

     Section 9.6 Expenses. All costs and expenses incurred by the Purchaser in connection with this Agreement and the transactions contemplated hereby shall be borne by the Purchaser, and all costs and expenses incurred by the Seller shall be borne by the Seller. Notwithstanding the foregoing, the filing costs incurred in connection with any filing under the


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HSR Act and any other required antitrust filings with any Governmental Authority shall be shared equally between the Purchaser and the Seller.

     Section 9.7 Governing Law; Jurisdiction; Service of Process. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH PARTY HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK CITY OR OF THE UNITED STATE OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 9.1. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

     Section 9.8 Limitations of Remedies. None of the parties hereto shall be liable to any other party for indirect, special, incidental, consequential, exemplary or punitive damages, or for lost profits, unrealized expectations or other similar terms, claimed by such other party resulting from such first party's breach of its obligations, agreements, representations or warranties hereunder, provided that nothing in this Section 9.8 shall preclude any recovery by an Indemnified Party against an Indemnifying Party for third party claims.

     Section 9.9 No Implied Warranties. In connection with the transactions contemplated hereby, except as expressly provided in Article III, THE SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED OR STATUTORY, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE. The Seller shall not be liable in respect of the accuracy or completeness of any information provided to the Purchaser or its Affiliates in connection with this Agreement. Without limiting the foregoing, the Purchaser acknowledges that the Purchaser or its Affiliates, together with their advisors, have made their own investigation of the Company and the Business (including the Excluded Assets) and are not relying on any representation or warranty whatsoever as to the prospects (financial or otherwise), or the viability or likelihood of success, of the Business, or upon any projections provided or represented by the Seller or any of the information furnished in any "data room" assembled by or on behalf of the Seller or in any management presentation or interview or in any other materials


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provided by or on behalf of the Seller, except in each case as expressly provided in this Agreement.

     Section 9.10 Specific Performance. The parties agree that if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, irreparable damage could reasonably be expected to occur, no adequate remedy at Law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms of this Agreement.

     Section 9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same agreement.

     Section 9.12 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     Section 9.13 Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions of this Agreement.


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          IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

                                         NRT INCORPORATED


                                         By: /s/ Thomas J. Freeman
                                             -----------------------------------
                                             Name: Thomas J. Freeman
                                             Title: Senior Vice President


                                         CENDANT CORPORATION


                                         By: /s/ C. Patterson Cardwell, IV
                                             -----------------------------------
                                             Name: C. Patterson Cardwell, IV
                                             Title: Senior Vice President


                                         SOTHEBY'S HOLDINGS, INC.


                                         By: /s/ William S. Sheridan
                                             -----------------------------------
                                             Name: William S. Sheridan
                                             Title: Executive Vice President and
                                                       Chief Financial Officer